INDEX OF
			EXHIBITS AND SCHEDULES


Exhibit A               Form of Note

Exhibit B               Form of Security Agreement

Exhibit C               Form of Opinion of Borrower's Counsel

Exhibit D               Form of Compliance Certificate

Exhibit E               Form of Lease

Exhibit F               Form of Borrowing Base Certificate

Exhibit G               Form of Operating and Support Agreement

Exhibit H               Copy of Existing Intercreditor Agreement

Exhibit I               Form of Intercompany Loan Agreement

Exhibit J               Form of Intercompany Note

Exhibit K               Form of Lessee Notification Letter

Schedule 1              Commitments

Schedule 4.5            Liens

Schedule 4.12           Subsidiaries

Schedule 6.7            ERISA Plans








				 EXHIBIT A

			  FORM OF PROMISSORY NOTE

$12,000,000                                           Livermore, California
						      Date:  August 29, 1995

  TRIAD SYSTEMS FINANCIAL CORPORATION, a California corporation ("Borrower"), for value received, hereby promises to pay to the order of THE FIRST
NATIONAL BANK OF BOSTON ("FNBB"), in lawful money of the United States of America on the later of October 1, 1996, or the Term Loan Maturity Date
(as defined in the Credit Agreement (defined below)), if applicable, pursuant to that certain Warehousing Credit Agreement, dated as of August 29, 1995, by and between Borrower and The First National Bank of Boston, as lender (the "Credit Agreement"), the lesser of (i) the principal amount of Twelve Million Dollars ($12,000,000) or (ii) the principal amount of all Loans outstanding as of the maturity date hereof.

  This Note is the Note referred to in the Credit Agreement. All terms defined in the Credit Agreement shall have the same definitions when used herein, unless otherwise defined herein.

  1.    Interest Rate

	Borrower further promises to pay interest on each Loan hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement.

  2.    Place of Payment

	All amounts payable hereunder shall be payable in immediately available funds to FNBB at 100 Federal Street, Boston, Massachusetts 02110.

  3.    Application of Payments; Prepayment; Acceleration

	Payment on this Note shall be applied in the manner set forth in the Credit Agreement. The Credit Agreement contains provisions for acceleration of the maturity of Loans hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

	All Loans made by FNBB to Borrower pursuant to the Credit Agreement shall be recorded by FNBB on the books and records of FNBB. The failure of FNBB to record any Loan or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable under the Loans.

	Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

  4.    Default

	Borrower's failure to timely pay any of the principal amounts hereunder on the date the same shall become due and payable or any installment of interest within five days after the same shall become due and payable, shall constitute a default under this Note. Upon the occurrence of a default hereunder or an Event of Default under the Credit Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of FNBB, be immediately collectible by FNBB pursuant to the Credit Agreement and applicable law.

  5.    Waivers

	Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all reasonable out-of-pocket costs of collection incurred, including reasonable allocated costs of inhouse counsel and reasonable attorneys' fees, costs and expenses in accordance with the terms of the Credit Agreement.

	The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

  6.    Secured Note

	The amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement.

  7.    Governing Law

	This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of the laws of any other jurisdiction.

  8.    Successors and Assigns

	The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

				TRIAD SYSTEMS FINANCIAL CORPORATION,
				a California corporation



				By:  STANLEY F. MARQUIS
				Printed Name: Stanley F. Marquis
				Title: President,
				       Triad Systems Financial Corporation




				EXHIBIT B

			     SECURITY AGREEMENT


  This Security Agreement, dated as of August 29, 1995 (the "Security Agreement"), is made by TRIAD SYSTEMS FINANCIAL CORPORATION
("Grantor") in favor of THE FIRST NATIONAL BANK OF BOSTON ("FNBB").

				   Recital

  A. Pursuant to that certain Warehousing Credit Agreement dated as of August 29, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement") by and among Grantor, Lenders (as defined therein), and Agent, for the benefit of Lenders, Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Credit Agreement. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

  B. Lenders are willing to make the Loans, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for the benefit of Lenders, this Agreement whereby Grantor shall have granted to Agent, for the benefit of Lenders, a security interest in the Collateral (as hereinafter defined) securing Grantor's obligations under the Credit Agreement.

				 Agreement

  Now, therefore, in consideration of the premises and in order to induce Lenders to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

  SECTION 1. Grant of Security. Grantor hereby assigns, pledges and grants a security interest to Agent, for the benefit of Lenders, in all of Grantor's right, title and interest to the following described property (the "Collateral"):

    (a) All of Grantor's right, title and interest in and to any Leases and other agreements that shall be described on each Schedule to be executed by FNBB and Grantor from time to time in the form of
Schedule 1 to this Agreement and all rentals thereunder and all proceeds thereof, including, without limitation, all supporting documentation, guaranties, other credit support documentation, financing statements, certificates of acceptance and other lease documentation;

    (b) All of the Equipment covered by such Leases, together with all attachments, additions, accessories and accessions thereto, now existing or hereafter acquired by Grantor, all replacements and substitutions therefor and all proceeds thereof;

    (c) All claims, rights and remedies which Grantor may now or hereafter have with respect to the maintenance and storage of such Equipment;

    (d) All claims, rights and remedies which Grantor may now or hereafter have against any vendor of Equipment, including, without limitation, Triad and any third-party vendor;

    (e) All governmental or other approvals, permits, licenses, franchise agreements, authorities or certificates required or used in connection with the ownership, operation and maintenance of such Equipment;

    (f) Any beneficial interest of Grantor under any trust created with respect to such Equipment;

    (g) All rights of the Grantor under any agreement relating to such Equipment, including, without limitation, any agreement in which Grantor or Grantor's predecessor in interest acquired, or is acquiring, rights in the Equipment;

    (h) Any agreement or commitment of a third party to purchase, lend funds secured by, or otherwise provide financing with respect to any such Lease or Equipment;

    (i) All deposit accounts, cash, instruments, documents, securities, chattel paper, contracts, or other property of Grantor at any time in the possession of any FNBB; and

    (j) All proceeds and products of the foregoing (and proceeds and products of proceeds and products), in whatever form and whether such proceeds arise before or after the commencement of any case under Title 11 of the United States Code (the "Bankruptcy Code") by or against Grantor, including, without limitation, all payments with respect to such Equipment under insurance whether or not FNBB is the loss payee thereof, all proceeds of any governmental taking, and any indemnity, warranty, letter of credit (including the right to draw on such letter of credit) or guaranty payable by reason of any default under, loss of, or damage to or otherwise with respect to any of the foregoing.

  All of the property described in subsections (a) through (j), above, is herein collectively called the "Collateral." References below in this Agreement to "Lease," "Leases," or "Equipment" shall be deemed to refer only to such of the same as are included as Collateral under this Agreement.

  SECTION 2. Security for Amounts Payable. This Agreement secures the payment of all amounts payable by Grantor in connection with the repayment of Loans made from time to time by FNBB, including, without limitation, the amounts payable by Grantor under the Credit Agreement, the Note issued pursuant to the Credit Agreement and any note or notes issued in connection with the refunding or rollover of such Note, and all amounts, whether for fees, expenses or otherwise, of Grantor now or hereafter payable to FNBB or any of FNBB's affiliates under the Credit Agreement, the Note, each Schedule, any other credit or loan agreement or note, any of the Loan Documents (including this Agreement) or any other security agreement (all such amounts payable being the "Amounts Payable") and all other Obligations under the Loan Documents.

  SECTION 3. Liability under Leases. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the Leases to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by FNBB of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the Leases, and (c) FNBB shall not have any obligations or liability under the Leases by reason of this Agreement, nor shall FNBB be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

  SECTION 4. Representations and Warranties. Upon the addition of any Lease to the Collateral, Grantor shall make the representations, warranties and covenants set forth in a Schedule in the form of
Schedule I hereto and shall deliver such Schedule to FNBB with respect to such Lease.

  SECTION 5. Documentation.

     (a) Grantor shall from time to time, at the expense of Grantor, promptly execute and deliver all further instruments and documents, and take all further action, that FNBB may reasonably request, in order to perfect with first priority and otherwise protect the security interest granted hereby or to enable FNBB to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor shall: (i) duly note the security interest of FNBB on each certificate of title covering any of the Equipment and on any registration without certification of title covering any of the Equipment, and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, and make such recordings, as FNBB may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, including, without limitation, execution and filing of such instruments and recordings as may be necessary under state or federal law relating to the creation and perfection of a security interest in any of the Leases and Equipment.

     (b) To the best of its ability, Grantor shall furnish to FNBB from time to time statements and schedules further identifying and describing the Collateral (including, without limitation, the locations and condition thereof and such other reports in connection with the Collateral as FNBB may reasonably request, all in reasonable detail.

     (c) Promptly upon demand from FNBB, whether or not a Default has occurred and is continuing, Grantor shall deliver to FNBB all original lessor's counterparts of each Lease listed on any Schedule delivered to FNBB pursuant to this Agreement, together with all original copies of all related documentation, including, without limitation, any related guaranties, financing statements, certificates of acceptance and other lease documentation (collectively, the "Lease Documentation"). Until such time as FNBB demands possession of the Lease Documentation or releases its lien in such Lease Documentation, Grantor covenants and agrees that it shall maintain possession, on behalf of FNBB, of all such Lease Documentation at its premises located at 3055 Triad Drive, Livermore, California 94550.

  SECTION 6. Equipment. Grantor shall:

     (a) Cause the Equipment to be kept in jurisdictions where all action required by Section 5 has been taken with respect to the Equipment.

     (b) Cause each lessee under the Leases to maintain and preserve the Equipment covered by its Lease in accordance, in all material respects, with the terms and provisions thereof and otherwise to perform in a timely manner all obligations of the lessee under its Lease. Without limitation of the foregoing, Grantor shall cause the Equipment to be maintained and preserved, by the lessee or otherwise, in the same condition, repair and working order as when delivered to the lessee, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made, by the lessee or otherwise, all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end. Grantor shall promptly furnish to FNBB a statement respecting any material loss or damage to any of the Equipment.

     (c) Pay promptly when due, or cause to be so paid in accordance with the Leases or contest in good faith by appropriate proceedings and with adequate reserves established and maintained in accordance with GAAP, all property and other taxes, fees, assessments and governmental charges or levies imposed upon or in respect of the Equipment or this Agreement and all claims, including claims for labor, materials and supplies, against the Equipment.

     (d) Perform in a timely manner all obligations of Grantor under the Leases.

     (e) At the reasonable request of FNBB, at Grantor's own cost and expense, cause each item of the Equipment (if not prevented by applicable law or regulations or governmental authority, and if it will not adversely affect the proper use thereof) to be legibly marked in a reasonably prominent location with such a plate, disk or other marking of customary size, and bearing such a legend, as shall be appropriate or desirable to evidence the fact that it is subject to the lien and security interest of FNBB hereunder. So long as FNBB shall retain a security interest in such item of Equipment, Grantor shall not remove or deface, or permit to be removed or defaced, any such plate, disk, or other marking or the identifying manufacturer's serial number, and, in the event of such removal, defacement or other disappearance thereof, Grantor shall promptly cause such plate, disk or other marking or serial number to be promptly replaced.

  SECTION 7. Insurance.

     (a) Grantor shall cause the lessees under the Leases to maintain insurance on the Equipment strictly in accordance with the terms and provisions of the Leases. Without limitation of the foregoing, Grantor shall at its own expense maintain such additional insurance with respect to the Equipment in such amounts, against such risks, in such form and with such insurers as provided by Section 5.3 of the Credit Agreement. Each such policy of Grantor, whether obtained in accordance with the terms and provisions of a Lease or in accordance with this Section 7(a), shall (i) if for liability insurance, provide for all losses to be paid on behalf of FNBB and Grantor as their respective interests may appear and (ii) if for property damage insurance, provide for all losses to be paid directly to FNBB. Each such policy shall in addition (i) name FNBB as insured party or loss payee thereunder, without any representation or warranty by or obligation upon FNBB, as FNBB's interests may appear; (ii) provide that there shall be no recourse against for payment of premiums or other amounts with respect thereto and (iii) provide that at least ten (10) days' prior written notice of cancellation or lapse shall be given to FNBB by the insurer. Grantor shall, if so requested by FNBB, deliver to FNBB original or duplicate policies of such insurance and, as FNBB may reasonably request, a report of a reputable insurance broker with respect to such insurance.

     (b) Reimbursement under any liability insurance maintained pursuant to this Section 7 may be paid directly to the person who incurred liability covered by such insurance. In case of any loss involving damage to Equipment when Section 7(c) is not applicable, Grantor shall make or cause to be made, by the lessee or otherwise, the necessary repairs to or replacement of such Equipment, and any proceeds of insurance maintained pursuant to this Section 7 shall be paid to Grantor, the lessee or otherwise, as the case may be, as reimbursement for the costs of such repairs or replacement.

     (c) Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment shall be paid to and applied by FNBB as specified in Section 13(d) hereof, except insofar as the Lease covering such Equipment provides for the insurance payments to be paid to the lessee for purposes of repairing the Equipment.

  SECTION 8. Leases.

     (a) Grantor shall keep its principal place of business and chief executive office and the office where it keeps its records and files concerning the Leases and its copies of the Leases at the location specified in Section 16 or, upon thirty (30) days' prior written notice to FNBB, at another location in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Leases. Grantor shall hold and preserve such records and files concerning the Leases and shall permit representatives of FNBB or Lenders at any time during normal business hours to inspect and make abstracts from such records and files.

     (b) Grantor shall take such action as Grantor may deem necessary or advisable to enforce collection of the Leases. FNBB shall have the right at any time while an Event of Default is continuing and upon written notice to Grantor of its intention to do so, at the expense of Grantor, to enforce collection of any of the Leases in the same manner and to the same extent as Grantor might have done.

     (c) Grantor shall accept no prepayment from any lessee of amounts due under any of the Leases if the same shall not be immediately applied to prepay the principal amount advanced under this Agreement, without obtaining the prior written consent of FNBB, except such amounts as are required under any Lease to be paid in advance (including, without limitation, a security deposit or a maintenance reserve account).

  SECTION 9. Transfers and Other Liens. Grantor shall not:

     (a) Except as expressly permitted by the Credit Agreement, sell, assign (by operation of law or otherwise), lease, charter or otherwise dispose of any of the Collateral without the prior written consent of FNBB; or

     (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral, except for Permitted Liens, for so long as such security interests are permitted by the provisions of this Agreement.

  SECTION 10. Attorney-In-Fact. Grantor hereby irrevocably appoints
FNBB Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, FNBB, from time to time in FNBB's discretion, and, with respect to (a) through (d) of this Section 10, from time to time in FNBB's discretion upon the occurrence of an Event of Default and so long as such Event of Default is continuing, to take any action and to execute any instrument which FNBB may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to obtain and adjust insurance required to be paid to FNBB pursuant to Section 7;

     (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

     (c) to receive, indorse and collect any drafts or other instruments and documents in connection with clauses (a) and (b), above;

     (d) to file claims or take any action or institute any proceedings which FNBB may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce its rights with respect to any of the Collateral; and

     (e) to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law.

  SECTION 11. FNBB May Perform. If Grantor fails to perform any agreement contained herein, FNBB may, upon notice to Grantor, or if an Event of Default has occurred and is continuing, without notice, perform, or cause performance of, such agreement, and the expenses of FNBB incurred in connection therewith shall be payable by Grantor under Section 14(b).

  SECTION 12. No Duties. The powers conferred on FNBB hereunder are solely to protect their respective interests in the Collateral and shall not impose any duty upon FNBB to exercise any such powers. Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by them hereunder, FNBB shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  SECTION 13. Remedies. If any Event of Default shall have occurred and be continuing and Grantor shall not have paid all Amounts
Payable:

     (a) FNBB may, by notice to Grantor, declare all of the Amounts Payable to be forthwith due and payable.

     (b) FNBB, in lieu of or in addition to exercising any other power hereby granted, may without notice, demand or declaration of default, which are hereby waived by Grantor, proceed by an action or actions in equity or at law for the seizure and sale of the Collateral or any part thereof, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral or any part thereof or for the enforcement of any other appropriate equitable or legal remedy.

     (c) FNBB may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to FNBB, all the rights and remedies (i) of Grantor under each Lease and other agreement or commitment forming part of the Collateral and (ii) of a secured party on default under the UCC, whether or not the UCC applies to the affected Collateral, and also may (A) require Grantor to, and Grantor hereby agrees that at its expense and upon request of FNBB it shall forthwith, assemble all or part of the Collateral as directed by FNBB and make it available to FNBB at such places reasonably convenient to all parties as FNBB may designate and (B) without notice except as specified below, sell the Collateral or any part thereof in one or more public or private sales, at any of FNBB's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as FNBB may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. FNBB shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. FNBB may adjourn any public or private sale from time to time by public announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (d) All cash proceeds received by FNBB in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied as follows:

	(i) First, to the payment of all reasonable out-of-pocket costs and expenses incident to the enforcement of this Agreement, including but not limited to compensation to the agents, contractors and attorneys of FNBB and reasonable allocated costs of inhouse counsel;

	(ii) Second, to the payment of the Amounts Payable and other Obligations; and

	(iii) Finally, the remainder, if any, to Grantor or to whomever may be lawfully entitled to receive such remainder;
provided, however, that Grantor shall remain liable to FNBB for any deficiency in the Amounts Payable remaining after the application of such proceeds as provided in this Section 13(d) and, provided, further, that nothing herein contained shall in any way limit or restrict FNBB's right to proceed directly against Grantor without first exhausting, or in any manner exercising its rights in respect of, the Collateral.

     (e) FNBB shall have the right to become the purchaser at any public sale made pursuant to the provisions of this Section 13 and shall have the right to credit against the amount of the bid made therefor the amount payable to FNBB out of the net proceeds of such sale. Recitals contained in any conveyance to any purchaser at any sale made hereunder shall, absent manifest error, conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, nonpayment of the Amounts Payable and advertisement and conduct of such sale in the manner provided herein. Grantor does hereby ratify and confirm all legal acts that FNBB may do in carrying out the provisions of this Agreement.

     (f) Any sale of the Collateral or any part thereof pursuant to the provisions of this Section 13 shall operate to divest all right, title, interest, claim and demand of Grantor in and to the property sold and shall be a perpetual bar against Grantor. Nevertheless, if requested by FNBB to do so, Grantor shall join in the execution, acknowledgment and delivery of all proper conveyances, assignments and transfers of the property so sold. It shall not be necessary for FNBB to have physically present or constructively in its possession any of the Collateral at any such sale, and Grantor shall deliver all of the Collateral to the purchaser at such sale on the date of sale and, if it should be impossible or impractical then to take actual delivery of the Collateral, the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered. Grantor agrees that, if Grantor retains possession of the property or any part thereof subsequent to such sale, Grantor shall be considered a tenant at sufferance of the purchaser and shall, if Grantor remains in possession after demand to remove, be guilty of forceful detainer and be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived by Grantor.

     (g) Subject to any requirements of applicable law, Grantor agrees that neither Grantor nor any of its Affiliates shall at any time have or assert any right, under any law pertaining to the marshaling of assets, the sale of property in the inverse order of alienation, the administration of estates of decedents, appraisement, valuation, stay, extension or redemption now or hereafter in force in order to prevent or hinder the rights of FNBB or any purchaser of the Collateral or any part thereof under this Agreement, and Grantor, to the extent permitted by applicable law, hereby waives the benefit of all such laws.

     (h) Upon any sale made under the powers of sale herein granted and conferred, the receipt of FNBB shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of FNBB, be obliged to see to the application thereof or be in any way answerable for any loss, misapplication or nonapplication thereof.

     (i) Each and every right, power or remedy hereby granted to FNBB is in addition to, and not in derogation of, any right, power or remedy granted by the Credit Agreement and the Note and shall be cumulative and not exclusive, and each and every right, power or remedy, whether specifically hereby granted or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by FNBB and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by FNBB in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any and all covenants in this instrument may from time to time by instrument in writing signed by FNBB may be waived to such extent and in such manner as FNBB may desire, but no such waiver shall ever affect or impair FNBB's right hereunder, except to the extent specifically stated in such written instrument.

     (j) Notwithstanding the foregoing, FNBB agrees not to interfere with a lessee's quiet enjoyment of Equipment under a Lease, so long, but only so long, as no event of default or termination, and no event which with the giving of notice or lapse of time, or both, would constitute such an event, has occurred under such Lease.

  SECTION 14. Indemnity and Expenses.

     (a) Grantor agrees to indemnify FNBB from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from FNBB's gross negligence or willful misconduct.

     (b) Grantor shall upon demand pay to FNBB the amount of any and all reasonable out-of-pocket expenses, including reasonable allocated costs of inhouse counsel and the reasonable fees and disbursements of its counsel and/or any experts and agents, which FNBB may incur in connection with (i) the custody, preservation, use or operation of, sale of, collection from or other realization upon any of the Collateral, (ii) the exercise or enforcement of any of the rights of FNBB hereunder or (iii) the failure by Grantor to perform or observe any of the provisions hereof.

  SECTION 15. Amendments; Etc. Any amendment or waiver of any provision of this Agreement, and any consent to any departure by Grantor herefrom, shall be effected in accordance with and shall be governed by Section 11.6 of the Credit Agreement.

  SECTION 16. Notices; Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopied or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to each party at its address set forth in the Credit Agreement or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this section. All such notices and communications shall, when mailed, telegraphed, telecopied or delivered, be effective on receipt or, if sent by telex, when the telex is sent and the appropriate answer back is received.

  SECTION 17. Continuing Security Interest; Etc. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Amounts
Payable and performance in full of all of Grantor's Obligations; (b) be binding upon Grantor, its successors and assigns, provided, however, that Grantor shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of FNBB; and (c) inure to the benefit of FNBB and FNBB's successors, transferees and assigns. In the event that (i) there is excess capacity under the Borrowing Base and (ii) no Default has occurred and is continuing, FNBB shall, upon the request of Grantor, release the security interest granted herein in a particular Lease, in which case FNBB's security interest therein shall terminate, and all rights in such portion of the Collateral shall revert to Grantor; provided, that (A) in no event shall Collateral be released if immediately after such release the outstanding principal balance of the Loans would exceed the Borrowing Base and (B) the particular Collateral to be released shall be subject to the approval of FNBB, in its sole discretion. Upon payment in full of the Amounts Payable and performance in full of all of Grantor's Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, FNBB shall, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

  SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents and to be performed entirely within California, except to the extent that the validity or perfection of the security interest hereunder or remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California, including federal law. Unless otherwise defined herein, terms used in Division 9 of the UCC in the State of California are used herein as therein defined.

  SECTION 19. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

  SECTION 20. Releases. No release from the lien of this Agreement of any part of the Collateral by FNBB shall in any way alter, vary or diminish the force, effect or lien of this Agreement on the balance of the Collateral.

  SECTION 21. Subrogation. This Agreement is made with full substitution and subrogation of FNBB in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof.

  SECTION 22. Nature of Agreement. This Agreement will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, or security agreement, and from time to time as any one or more thereof as is appropriate under applicable state law.

  SECTION 23. Counterparts. This Agreement may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

  SECTION 24. Headings. The section headings used in this Agreement are intended principally for convenience and shall not, by themselves, determine the rights and obligations of the parties to this Agreement.

  SECTION 25. Entire Agreement. This Agreement, the Credit Agreement, the Note and each Schedule delivered under this Agreement and all documents or instruments to be delivered to FNBB hereunder or thereunder contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter.



GRANTOR:                        Triad Systems Financial Corporation

				By:  STANLEY F. MARQUIS
				     ------------------
				     Stanley F. Marquis, President


FNBB:                           The First National Bank of Boston

				By:  OSCAR JALDOWSKI
				     ---------------
				     Oscar Jaldowski
				Title: Managing Director



				EXHIBIT C

		       Opinion of Borrower's Counsel




September 29, 1995


The First National Bank of Boston
100 Federal Street
Boston, Massachusetts 02110

Dear Sir/Madame:

  I have acted as Counsel to Triad Systems Financial Corporation ("TSFC"), a California corporation and to Triad Systems Corporation ("Triad"), a Delaware corporation (collectively TSFC and Triad are called "Borrowers" herein) and I am rendering this opinion pursuant to the Warehouse Credit Agreement, the Promissory Note, the Security Agreement and the Operating and Support Agreement, all dated as of August 21, 1995 (collectively, the "Agreements"). The Agreements are among The First National Bank of Boston, a national banking association ("Lender"), TSFC and/or Triad. Capitalized terms in this opinion, unless specifically defined herein, have the meanings assigned in the Agreements. In that capacity I have examined executed counterparts of the Agreements delivered to you August 21, 1995. I have also examined and am familiar with each of Borrowers' Articles of Incorporation and Bylaws and the respective Resolutions of each Borrowers Board of Directors authorizing and approving, as the case may be, the Agreements and the transactions contemplated thereby.

  In addition to the foregoing, I have examined such matters of law, and made such further inquiries, as was in my judgment necessary or appropriate in connection with rendering the opinions set forth herein.

  In providing my opinion in Paragraph B hereof I have made the following assumptions:

  A. Assumptions Made. Whenever my opinion herein with respect to the existence or absence of facts is indicated to be based on my knowledge or awareness, it is intended to signify that during the course of my representation of Borrowers as herein described, no information has come to my attention that would give me actual present knowledge of the existence or absence of facts should be drawn from the fact of my representation of Borrowers.

      1. That Lender has complied with all laws, regulations, ordinances, and orders of public authority applicable to it, and possesses all requisite power and authority to enter into and to perform its obligations and to enforce its rights and remedies under the Agreements;

      2. That except for the Agreements, there are no other documents or agreements between Lender and others which would expand or otherwise modify the obligations of Borrowers contained in the Agreements or would have an effect on the opinions hereinafter rendered;

      3. That in connection with the enforcement of the Agreements, Lender will fully comply with all provisions of applicable procedural law, to the extent the benefits of such applicable law have not been validly waived, including, but not limited to, provisions regarding notice, service, and the order in which actions will be taken, notwithstanding any provisions in such documents to the contrary;

      4. That Lender will seek to enforce its rights under the Agreements in good faith and only in circumstances and in a manner in which it is commercially reasonable to do so; and

      5. That Lender is a duly and validly licensed and in good standing as a "Personal Property Broker" as that term is defined in
Section 2209 of the California Financial Code.

  In addition, I have assumed that the representations and warranties as to factual matters (excepting such factual matters as to which opinions are being expressed herein) made by the Borrowers in the Agreements are true and correct. I have also assumed the due execution and delivery of the Agreements by any party other than the Borrowers when due effectiveness thereof and that the Agreements are binding obligations of the Lender.

  B. Opinions Rendered. Subject to all other provisions hereof, it is my opinion as of the date hereof that:

      1. Due Organization. TSFC is a corporation duly organized, validly existing and in good standing under the laws of California. Triad is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is fully qualified and authorized as a foreign corporation to transact business in California.

      2. Authority. Each Borrower has the full power, authority and legal right to enter into and perform its obligations under each of the Agreements to which it is a party and all other instruments required thereunder.

      3. Principal Place of Business. The chief executive office of TSFC and the office where it maintains its records concerning payments under the Leases is located at 3055 Triad Drive, Livermore, California 94550.

      4. Binding Obligations. Each of the Agreements has been duly authorized by the Borrowers. Upon execution and delivery each of the Agreements will constitute the legal, valid and binding obligations of the respective Borrower, enforceable against it for the practical realization of the principal benefits of and/or security intended to be provided by such documents; provided, however, that certain rights, remedies and waivers contained in he Agreements may be rendered ineffective, or limited, by applicable California Laws or judicial decisions governing such provisions generally including the following:

     (a) The effect of Section 1717 of the California Civil Code, which provides for mutuality of attorneys' fee awards;

     (b) I express no opinion as to the enforceability, under certain circumstances, of any provisions in the Agreements which provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, and that the election of some particular remedy does not preclude recourse to one or more others;

     (c) I express no opinion with respect to the enforceability, under certain circumstances, of contractual provisions in the Agreements respecting various self-help or summary remedies without notice or opportunity for a hearing or cure, especially if their operation would constitute a breach of the peace, work a substantial forfeiture or impose a substantial penalty upon the burdened party;

     (d) express no opinion as to the enforceability of the provisions of the Agreements which provide for penalties, late charges, or additional interest in the event of default by Borrowers under the Agreements in view of the factual determinations required under California law in the evaluation of late payments and liquidated damages provisions.

     (e) I express no opinion with respect to the enforceability of provisions in the Agreements by which Borrowers authorize Lender on its behalf to execute in Borrowers' name financing statements, chattel mortgages or other instruments or notices;

     (f) The effect, if any, of the future course of dealing among the parties on provisions in the Agreements which provide that a waiver or waivers by Lender shall not be deemed a waiver in connection with a subsequent transaction or occurrence;

     (g) The effect of Section 1670.5 of the California Civil Code with respect to the enforceability of provisions of the Agreements which provide that if any provision of the Agreements is held to be illegal, invalid or unenforceable, the remaining provisions shall not be affected thereby; and

     (h) Limitations imposed by California law upon the availability of the remedy of specific enforcement or other equitable remedies.

     (I) California statutory provisions and case law holds to the effect that a surety may be exonerated if the creditor alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that may impair the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor unless the guarantor validly waives such rights. While I believe that a California court should hold that the explicit language contained in the Operating and Support Agreement waiving such rights is enforceable, I express no opinion with respect to the effect of (i) any modifications to or amendment of the obligations of the Borrowers which materially increases any surety or guarantee obligations of any Borrower contained in the Operating and Support Agreement; (ii) any election of remedies following the occurrence of an Event of Default under the Agreements; or (iii) any other action by Lender which materially prejudices any Borrower, if such modification, election or action occurs without notice to a Borrower and without granting to Borrower an opportunity to cure any default by any other Borrower.

    5. Governmental Actions. To the best of my knowledge there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency pending, threatened against or affecting the Borrower, any properties or rights of the Borrower, if adversely determined, could materially impair the right of the Borrower's business substantially as now conducted or could have a material adverse effect upon the financial condition of the Borrower.

    6. Approvals and Consents. Except for the filing of required financing statements or any other steps as may be required to perfect the security interests being granted to Lender, no stockholder approval or authorization by, consent of, approval or license by, exemption from or registration with any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance by each Borrower of its respective obligations under the Agreements.

    7. Compliance with Laws. There is no law, governmental rule or regulation, or to the best of my knowledge, no judgment decree or order binding on any Borrower that would be contravened by the execution, delivery and performance by that Borrower of its respective obligations under the Agreements.

    8. Actions. To the best of my knowledge, there are no actions, suits, claims or disputes pending or threatened against or affecting any Borrower or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are likely to have a material adverse effect on the aggregate financial condition of the Borrowers or their aggregate business or operations, or their ability to perform their obligations under the Agreements or the security interests and liens of Lender in and on the collateral referred to therein.

    9. Conflict with other Agreements. The provisions of the Operating and Support Agreement do not contravene or conflict with the provisions of any obligation of Triad arising under any agreement for the borrowing of funds between Triad, as borrower, and any lending institution, as lender. I express no opinion, however, respecting whether any such conflict or contravention may exist or hereinafter arise between the Agreements and any other agreement between any of the Borrowers and any lending institution, including without limitation any agreement the essential purpose of which is to finance (by purchase, discount, loan or otherwise) lease receivables, equipment and related collateral of TSFC.

    10. ERISA. To the best of my knowledge, the Borrower has not incurred any accumulated funding deficiency within the meaning of ERISA (as defined in the Agreement) or incurred any liability to the PBGC (as defined in the Agreement) in connection with any employee benefit plan established or maintained by the Borrower and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

  C.  General Disclaimers.

    1. I am admitted to practice in the State of California and, except as provided below, I am opining herein only as to the effect of the laws of the State of California on the Agreements, and only with respect to Borrowers and Lender. Except as provided below, I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In connection with my opinions with respect to Triad's due organization, valid existence, good standing, full power, authority and legal right to enter into and perform its obligations under each of the Agreements, with respect to there being no approval, authorization consent required for the consummation by Triad of the transaction contemplated by the Agreements, and the Agreements and the transactions contemplated thereby not contravening any law, governmental rule or regulation, judgment, or order binding on Triad, I have based my opinions as to the above matters related to Delaware law solely upon my examination of such standard compilations of the laws of Delaware as I considered reasonably necessary. I have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

    2. The opinions set forth herein is given as of the date hereof. I disclaim any obligation to notify Lender or any other person after the date hereof if any change in fact and/or law should change my opinion with respect to any matter set forth herein.

    3. The opinions expressed herein are subject to general principles of equity.

    4. The opinions expressed herein are subject to the effects of federal and state bankruptcy, insolvency, reorganization, moratorium, and other similar laws and court decisions of general application or legal or equitable principles relating to, limiting or affecting the enforcement of creditor's rights.

    5. I express no opinion with respect to any of the Borrowers' title to any of the property or the proper legal description of any of the property comprising the collateral in which security interests are being granted to Lender, or with respect to the proper and timely execution and filing of all required financing statements, or with respect to the perfection or priority of any security interest being granted to Lender.

  This opinion is being furnished to you by me as house counsel for Borrowers and is solely for your benefit and may not be relied upon by any other person , association, firm or corporation without my prior written consent, which I agree not to unreasonably withhold in the event you propose to assign to a third party lending institution all or some portion of your interest in the Agreements.


Very truly yours,


PATRICK J. KERNAN
Patrick J. Kernan
Corporate Legal Counsel



				EXHIBIT "D"

		     TRIAD SYSTEMS FINANCIAL CORPORATION
				     &
			TRIAD SYSTEMS CORPORATION

			    OFFICER CERTIFICATE

  This Certificate is furnished pursuant to Section 5.1(c) of the Warehousing Credit Agreement (the "Credit Agreement") dated as of August 29, 1995 by and between Triad Systems Financial Corporation, a California corporation ("TSFC"), as borrower, and The First National Bank of Boston ("FNBB"), as lender. Unless otherwise defined herein, the terms used in this Certificate have the meanings given to them in the Credit Agreement.

	6.1     Liens and Encumbrances
	6.2     Employee Loans
	6.3     Dividends
	6.4     Restriction on Fundamental Changes
	6.5     Transactions with Affiliates
	6.6     Maintenance of Business
	6.7     ERISA
	6.8     No Use of Lender's Name
	6.9     Fiscal Year
	6.10    Indebtedness
	7.1     Minimum Interest Coverage Ratio
	7.2     Minimum Tangible Net Worth
	7.3     Leverage Ratio
	7.4     Profitability

  The undersigned, Stanley F. Marquis, the President of TSFC and the Vice President of Finance, Chief Financial Officer and Secretary of Triad Systems Corporation, a Delaware corporation ("Triad"), pursuant to Section 5.1(c) of the Credit Agreement, states and certifies as follows:

  1. The undersigned has read the covenants, agreements and conditions contained in the Credit Agreement and the definitions therein relating thereto.

  2. The undersigned has reviewed the activities and the records of the TSFC and Triad during the preceding fiscal quarter (fiscal year) as to compliance with such covenants, agreements or conditions. The statements and opinions contained in this Certificate are based upon such examination and review and upon information as to the matters covered by this Certificate gained by the undersigned as an officer of TSFC and Triad, or from consultation with other officers of TSFC and/or Triad under his supervision.

  3. In his opinion, the undersigned has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenants, agreements or conditions have been complied with.

  4. In his opinion, he has made such examinations or investigations as are necessary to enable him to express the opinions set forth in paragraphs 5, 6 and 7 below.

  5. That TSFC and Triad were in compliance with the requirements of Sections 6.1 through 7.4 at the end of the preceding fiscal quarter (fiscal year) as evidenced by the computations set forth on Schedule A attached hereto and made a part hereof. The figures set forth in Schedule A for determining compliance by the Company with the financial covenants contained in the Credit Agreement are true and complete as of the date hereof.

  6.  In his opinion, and to the best of his knowledge:

      (a) there is no Default or Event of Default which has occurred under the Credit Agreement; and

      (b) TSFC and Triad have kept, observed, performed and fulfilled each and every covenant contained in the Credit Agreement.

  7.  All representations and warranties of the Company stated in
Section 4 of the Credit Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be deemed to be made as of such date. Any changes, additions, deletions or modifications to information contained on any schedule or exhibit to the Credit Agreement or Security Agreement are set forth on Schedule B hereto.

  8. Attached as Schedule C are true and complete copies of any compliance certificates delivered by Triad or TSFC, as the case may be, to any other lenders to Triad or TSFC with respect to the preceding fiscal quarter (fiscal year).

  IN WITNESS WHEREOF, the undersigned have executed this Officer
Certificate as of this 29th day of August, 1995.

				Triad Systems Financial Corporation


				STANLEY F. MARQUIS
				Stanley F. Marquis
				President


				Triad Systems Corporation


				STANLEY F. MARQUIS
				Stanley F. Marquis
				Vice President, Finance, Chief
				Financial Officer and Secretary


				 SCHEDULE A
				     to
				 EXHIBIT D

			    NEGATIVE COVENANTS


Indebtedness (Section 6.10)

REQUIRED:                               Not to exceed $15,000,000

ACTUAL:                                 _________________________


			FINANCIAL COVENANTS

Minimum Interest Coverage (Section 7.1)

REQUIRED:
August 29, 1995                         minimum of 1.30 to 1
						   ==========
September 30, 1995                      minimum of 1.30 to 1
						   ==========
December 31, 1995                       minimum of 1.30 to 1
						   ==========
March 31, 1995                          minimum of 1.40 to 1
						   ==========
June 31, 1995, and thereafter           minimum of 1.50 to 1
						   ==========

ACTUAL:

  (i)   Net Income plus tax expense
	plus interest expense ("EBIT")          $_____________

  (ii)  Interest expense
	$_____________

  (iii) Interest Coverage:
	Line (i) divided by line (ii)                 : 1.00
						   ==========

Tangible Net Worth (Section 7.2)

REQUIRED: minimum of $47,800,000, plus 75% of Net Income plus 100% of New Equity

ACTUAL:

  (i)   Consolidated Net Worth                  $_____________

  (ii)  Less:  Intangible Assets
($_____________)

  (iii) Tangible Net Worth                      $_____________

Leverage Ratio
(Section 7.3)

REQUIRED:                               maximum of 1.5 to 1
						   ==========

ACTUAL:

  (i)   Total liabilities                       $______________

  (ii)  Tangible Net Worth                      $______________

  (iii) Line (i) divided by line (ii)                : 1.00
						   ==========


Profitability (Section 7.4)

(a) REQUIRED: Borrower shall not have an operating loss and/or net loss on a consolidated basis greater than $1 in any fiscal quarter.

     ACTUAL:  __________

(b) REQUIRED: Triad shall not have an operating loss and/or net loss on a consolidated basis greater than $1 in any fiscal quarter.

     ACTUAL:  $_________

(c) REQUIRED: Borrower shall not have an operating loss and/or net loss on a consolidated basis, in any amount, in any fiscal year.

     ACTUAL:  $_________

(d) REQUIRED: Triad shall not have an operating loss and/or net loss on a consolidated basis, in any amount, in any fiscal year.

     ACTUAL:  $_________


			       SCHEDULE B
				   TO
				EXHIBIT D

		EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
		      UPDATE OF SCHEDULED INFORMATION

[This Schedule is to be used to disclose any exceptions to representations and warranties made in any Loan Document and to update information contained on Schedules or Exhibits to Loan
Documents.]






				EXHIBIT E


		   Triad Systems Financial Corporation
			    LEASE AGREEMENT

1. LEASE. We ("TSFC") agree to lease to you ("Customer"), and you agree to lease from us, subject to the terms of this Lease, the personal and intangible property (together with all attachments, replacements, parts, substitutions, additions, repairs, and accessories incorporated therein and/or affixed thereto and any license or subscription rights associated therewith) described above ("Products"). To the extent the Products include intangible property or associated services, such as periodic software licenses and prepaid database subscriptions ("Intangibles"), you agree to comply throughout the Lease Term with any license and/or subscription agreements entered into with the Supplier ("Supplier License"). TSFC and you agree that all Products (including the Intangibles) shall be deemed "Goods" as that term is defined under Section 10103(h) of the California Uniform Commercial Code ("UCC") and that this Lease shall be subject to Article 2A of the UCC as adopted by California beginning at Section 10101 of the California Code.
2. TERM. The Lease Term will begin on the Lease Commencement Date indicated above and will continue from the first day of the following month for the number of consecutive months indicated above. THIS
LEASE IS NON-CANCELABLE FOR ITS ENTIRE TERM and you have no right of prepayment.
3. ASSIGNMENT. WITHOUT THE PRIOR WRITTEN CONSENT OF TSFC, CUSTOMER SHALL NOT SELL, SUBLET, PLEDGE, SUBLICENSE, OR OTHERWISE ENCUMBER, OR PERMIT A LIEN TO EXIST ON OR AGAINST ANY INTEREST IN EITHER THIS LEASE OR THE PRODUCTS, NOR SHALL CUSTOMER REMOVE ANY OF THE PRODUCTS FROM THE LOCATION IDENTIFIED ABOVE. TSFC MAY ASSIGN ITS INTERESTS IN THIS LEASE AND SELL OR GRANT A SECURITY INTEREST IN ALL OR ANY PART OF THE PRODUCTS WITHOUT YOUR CONSENT. YOU AGREE THAT IN ANY ACTION BROUGHT BY AN ASSIGNEE AGAINST YOU TO ENFORCE TSFC'S RIGHTS UNDER THIS LEASE, YOU WILL NOT ASSERT AGAINST SUCH ASSIGNEE (AND EXPRESSLY WAIVE AS AGAINST ANY ASSIGNEE) ANY BREACH OR DEFAULT BY TSFC UNDER THIS LEASE OR ANY OTHER DEFENSE, CLAIM OR SET-OFF WHICH YOU MAY HAVE AGAINST TSFC EITHER UNDER THIS LEASE OR OTHERWISE. NO SUCH ASSIGNEE SHALL BE OBLIGATED TO PERFORM ANY OBLIGATION, TERM OR CONDITION REQUIRED TO BE PERFORMED BY TSFC HEREUNDER. YOU ACKNOWLEDGE THAT ANY ASSIGNMENT OR TRANSFER BY TSFC SHALL NOT MATERIALLY CHANGE YOUR DUTIES OR OBLIGATIONS UNDER THIS LEASE NOR MATERIALLY INCREASE THE BURDENS OR RISKS IMPOSED ON YOU.
4.  DISCLAIMER OF WARRANTIES; CUSTOMER'S OBLIGATIONS. YOU ACKNOWLEDGE
THAT TSFC IS NOT THE MANUFACTURER, SUPPLIER, OR SERVICE PROVIDER OF THE PRODUCTS NOR AN AGENT OR DEALER OF ANY OF THEM. YOU ACKNOWLEDGE THAT YOUR SELECTION OF THE PRODUCTS IS BASED UPON YOUR OWN EVALUATION OF THE REQUIREMENTS OF YOUR BUSINESS AND YOUR EVALUATION OF THE FUNCTIONS, CAPACITIES, CAPABILITIES, MANUFACTURE AND SPECIFICATIONS OF THE PRODUCT.
YOU ARE SATISFIED THAT ALL OF THE PRODUCTS ARE SUITABLE AND FIT FOR THEIR PURPOSES AND TSFC HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE FITNESS,
CONDITION, MERCHANTABILITY, DESIGN, OPERATION OR SERVICEABILITY OF THE PRODUCTS, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY,
ACCURACY, TIMELINESS OR CAPACITY OF THE MATERIALS OR INTANGIBLES IN, OR SERVICES ASSOCIATED WITH, THE PRODUCTS OR WORKMANSHIP IN THE PRODUCTS, TSFC'S TITLE TO THE PRODUCTS, NON-INFRINGEMENT OF ANY THIRD PARTY RIGHTS, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. TSFC SHALL NOT BE LIABLE TO CUSTOMER FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY PRODUCT, THE USE, MAINTENANCE, OR FAILURE OF OPERATION OR SERVICE THEREOF OR UPDATES THERETO, OR THE
REPAIR, SERVICE, ACCURACY, CURRENTNESS OR ADJUSTMENT THEREOF, OR BY ANY DELAY OR FAILURE TO PROVIDE ANY MAINTENANCE REPAIRS, SERVICE, UPGRADES,
OR ADJUSTMENT OR BY ANY INTERRUPTION OF SERVICE, LOSS OF DATA OR DATA CORRUPTION, OR LOSS OF USE THEREOF OR FOR ANY LOSS OF BUSINESS HOWEVER CAUSED. TSFC SHALL NOT BE LIABLE UNDER THIS LEASE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES WHATSOEVER.
5.  NON-CANCELABLE LEASE; OBLIGATIONS UNCONDITIONAL. EXCEPT AS
EXPRESSLY PROVIDED HEREIN, THIS LEASE CANNOT BE CANCELED OR
TERMINATED. YOU AGREE THAT YOUR OBLIGATION TO PAY ALL OF YOUR RENTAL PAYMENTS AND TO PERFORM ALL OTHER OBLIGATIONS UNDER THIS LEASE SHALL
BE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL AND SHALL BE PAID OR
PERFORMED, AS THE CASE MAY BE, WITHOUT ABATEMENT, DEDUCTION OR OFFSET
OF ANY KIND OR NATURE WHATSOEVER.
6. FINANCE LEASE. TSFC and you agree, solely for the purposes hereof, that this Lease is a "Finance Lease" as defined by S10103(1)(g) of the California UCC. Such characterization shall draw no tax or accounting inference. You acknowledge either: (a) that you have reviewed and approved any written Supply Contract (as defined by UCC S10103(1)(y)) covering the Products acquired from the "Supplier"
(as defined by UCC S10103(1)(x)) thereof for lease to Customer; or
(b) that TSFC has informed or advised you, in writing, either previously or under this Lease of the following: (i) the identity of the Supplier; (ii) that you may have rights under the Supply
Contract; and (iii) that you may contact the Supplier for a description of any rights you may have under the Supply Contract. You acknowledge that you have reviewed and approved the Supply Contract and Supplier License covering the Products acquired from the Supplier.
7.  RENT. As rent for the Products, Customer shall pay TSFC the Total
Rent specified on the cover page of this Lease over the entire Lease
Term. The Security Deposit and Rental Payment (each as identified on the cover page) for the first month of the Lease Term shall be due with your execution of this Lease. Subsequent Rental Payments shall be due on the first day of each subsequent month in advance for the remainder of the Lease Term. In addition, you agree to pay an interim rental payment for the period between the Lease Commencement Date and the first full month of the Lease Term ("Interim Rent"). The Interim
Rent shall be calculated as a pro-rata portion of the first monthly
Rental Payment, to be paid by Customer using a thirty (30) day month.
We will invoice you for the Interim Rent, which shall be due and payable on receipt. The Security Deposit, Interim Rent and all Monthly Rent shall be paid in U.S. dollars to TSFC at its address set forth above, or as otherwise directed by TSFC in writing. If any part of a Rental Payment or other amount due to TSFC is more than ten (10)
days late, you agree to pay a late payment fee of five percent (5%) of the total amount due.
8. DELIVERY AND ACCEPTANCE OF PRODUCTS. TSFC is not responsible under any circumstances for the shipment of the Products to you or the risk of loss or damage to the Products in shipment. You agree to pay all charges and other costs and expenses incurred in connection with the shipment and delivery of the Products and pay all lawful claims, whether for labor, materials, supplies, rents or services, which might or could if unpaid become a lien on the Products. Once the Products (other than any subsequent Intangibles, such as software updates) ("Initial Products") are "delivered, installed and accepted," you agree to sign and mail to TSFC the Acknowledgment of Delivery and Acceptance return postcard ("Acknowledgment"). You shall be deemed to have irrevocably accepted the Products upon the earlier of: (a) the date of the Acknowledgment; or (b) five (5) business days after delivery of the Initial Products unless TSFC receives written notice during that five (5) business day period of your rejection of the Products, specifying the reasons for such rejection and referencing this Lease. You agree that five (5) business days is a reasonable and sufficient period of time for you to examine the Products. If you reject the Products and notify TSFC as provided in this paragraph, you and TSFC shall each be relieved of all obligations and liabilities under this Lease, with the understanding that TSFC may retain the Security Deposit, Interim Rent and any Rental Payments paid to TSFC with regard to the Products as liquidated damages for the loss of a bargain and not as a penalty.
Neither the validity of this Lease nor the Lease Commencement Date shall be affected by any delay in installation of the Products following delivery to you.
9. INTANGIBLES. Notwithstanding anything to the contrary in this Lease, to the extent that the Products include Intangibles, you understand and agree that: (a) TSFC has not had and does not have, any right, title or interest in such Intangibles; (b) you are responsible for entering into a Supplier License(s) by no later than the Lease Commencement Date with respect to the Intangibles; (c) TSFC shall not be a party to nor shall it have any responsibilities under such Supplier License or otherwise with respect to the Intangibles;
and (d) your Rental Payments and other obligations under this Lease shall in no way be diminished due to any lack of performance of any of your or your Supplier's obligations, or for any other reason whatsoever, under such Supplier License.
10. TITLE, USE AND MAINTENANCE. So long as no Event of Default (as defined in Section 17 below) shall have occurred and subject to the Supplier License, you are entitled to possession and use of the Products for the Lease Term in your business in accordance with the provisions of this Lease and the Supplier License (if any). Except with respect to the Intangibles, the Products are and shall at all times be and remain, the sole and exclusive property of TSFC. Those
Products are, and shall remain personal property even if those Products or any part thereof are or become attached to real property.
You are required to keep the Products in good repair, condition and working order, and furnish any and all parts, mechanisms, upgrades and devices required to keep the Products in good repair, condition and working order, at your cost and expense. The maintenance of the Products must be sufficient to sustain the value of the Products to TSFC during the Lease Term and therefore, if you elect to have the Products maintained by a service provider other than the Supplier, the scope and quality of the maintenance must be equivalent or better than that offered by the Supplier. Except as necessary for such maintenance, you are not permitted to make any changes or alterations in or to the Products without the prior written consent of TSFC. You will mark and identify the Products with all information and in such manner as TSFC may request from time to time. You will grant TSFC free access either in person (during business hours) or electronically to enter upon the premises or system where the Products are located or used and permit TSFC to inspect the Products.
You are not permitted to change the location of the Products from the address indicated on the cover page of this Lease without the prior written consent of TSFC. You will not create or allow any lien or other encumbrance of any kind whatsoever upon the Products or this Lease (or any of your interests in this Lease).
11.  SECURITY DEPOSIT. TSFC may, at its option, apply your Security
Deposit to satisfy any amounts owed to TSFC, in which case you are required to promptly replenish the Security Deposit to the amount indicated on the cover page of this Lease. If you fulfill all of your obligations under this Lease, TSFC will refund the Security Deposit to you after the expiration of the Lease Term.
12. INSURANCE. TSFC at its own expense, will obtain or provide insurance covering the loss of damage to the Products as a result of theft, fire and such other risks TSFC deems prudent, with the understanding that such coverage shall be subject to a Five Hundred
Dollar ($500) deductible for which you will be solely liable.
Coverage by TSFC does NOT include, without limitation, loss or damages arising out of or resulting from: war, enemy attack or invasion, civil war, riots and related hostile activities; nuclear reaction, nuclear radiation or radioactive contamination; dishonesty of customer's employees; power fluctuations or other electrical injury caused by sources outside of the Products; software viruses or programs not supplied as part of the Products; inherent vice, temperature or atmosphere changes; latent defect, mechanical breakdown, faulty materials or workmanship of the Products;
maintenance or attempted maintenance of the Products; business interruption; loss of use; or mysterious disappearance
("Exclusions"). You agree, at your expense, to keep and maintain in full force and effect comprehensive public liability insurance throughout the Lease Term (or renewal or extension thereof) with respect to the Products with an insurance company acceptable to TSFC.
Such coverage shall, at a minimum, insure against risk of bodily injury, personal liability, and property damage with carriers and coverage limits acceptable to TSFC.
13. LOSS OR DAMAGE TO PRODUCTS. Except when resulting from any of the Exclusions, should loss or damage occur, TSFC shall, at its option, repair or replace the affected Products; provided, however, that TSFC shall have no obligation to you with respect to such claim if, after or as a result of the loss or damage, your business does not continue as a going concern. You are responsible for the first
Five Hundred Dollars ($500) of the claim. If the loss or damage to the Products is due to an Exclusion, you are required to repair or replace the Products to the satisfaction of TSFC. No loss or damage to the Products (or any part thereof) shall impair any of your obligations under this Lease and under such circumstances this Lease shall continue in full force and effect.
14. TAXES. You are required to pay TSFC when due, all license fees, assessments and sales, use, property, excise and other taxes now and hereafter imposed by any governmental body or agency upon the Products in connection with its use ("Taxes"). TSFC will pay on your behalf such Taxes and file applicable returns. You agree to pay TSFC a charge for TSFC's collection and handling of such Taxes.
15. FINANCIAL STATEMENTS. You agree to provide financial profit and loss statements to TSFC during the Lease Term in such form and at such times as TSFC may require.
16. INDEMNIFICATION. You agree to indemnify and hold TSFC, its officers, directors and employees harmless from and against all claims, losses, liabilities (including attorneys' fees) arising out of or in any manner connected with the manufacture, purchase, license, subscription, financing, ownership, delivery, rejection, nondelivery, possession, use, dismantling, transportation, storage, operation, maintenance, repair, return or other disposition of the Products or otherwise under this Lease. You agree to give TSFC prompt notice of any such claim or liability. You further agree to reimburse
TSFC for all charges, costs and expenses (including attorneys' fees) incurred by TSFC in defending or protecting its interests in the Products, this Lease or any Supplier Contract or Supplier License.
17. EVENTS OF DEFAULT. Any of the following shall constitute an "Event of Default" under this Lease: (a) You fail to pay any Interim
Rent, Security Deposit, Rental Payment or other amount due under the Lease to TSFC within ten (10) days of the applicable due date;
(b) You fail to perform or observe any other obligation due TSFC under this Lease or under any related Supplier Agreement or Supplier License, and such failure is not cured within ten (10) days after the date of written notice from TSFC; (c) You or any guarantor of this Lease dies, becomes insolvent or becomes generally unable to pay debts when due or transfers all or substantially all of its assets, makes an assignment for the benefit of creditors or undergoes a substantial deterioration of financial condition; (d) You or any guarantor of this Lease shall voluntarily file, or have filed against it involuntarily, a petition for liquidation, reorganization, adjustment of debts or similar relief under the Federal Bankruptcy
Code or any state insolvency law, or if any trustee, receiver or liquidator shall be appointed over it or over all or part of its assets; (e) You default under any other agreement at any time executed with TSFC, Triad Systems Corporation ("Triad"), or any subsidiary or affiliate of Triad; or (f) You cease all or substantially all of your business operations, or the business operations where the Products are being used.
18. REMEDIES. Upon the occurrence of an Event of Default, TSFC may do any one or more of the following: (a) terminate the Lease and accelerate all remaining Rental Payments due under the Lease in the amount of "TSFC's Loss" (as defined below); (b) immediately terminate your right to use the Products, including the disabling (on-site or by remote communication) of any Intangibles and demand the immediate return of all Products; (c) sell, re-lease and/or re-license any or all of the Products at a public or private sale on such terms and notice as TSFC shall deem reasonable and recover from you as damages
(and not as a penalty) an amount equal to the sum of (1) TSFC's Loss, plus (2) all commercially reasonable costs and expenses incurred by TSFC in any repossession, recovery, storage, repair or refurbishment, sale, re-lease, re-license, or other disposition of the Products, including reasonable attorneys' fees and costs incurred by TSFC enforcing its rights under the Lease (reduced by the amount received by TSFC upon such public or private sale, re-lease or re-license of the Products, if any), and (d) exercise any other right or remedy available to TSFC at law or in equity, including all of the remedies of a "lessor" under Article 2A, and of a "secured party" under
Article 9, of the California UCC. You and TSFC agree that TSFC's damages suffered by reason of your default are uncertain and not capable of exact measurement at the time this Lease is executed because the value of the Products and expiration of this Lease are uncertain, and therefore the parties agree that "TSFC's Loss" as of any date shall be the sum of the following: (i) the amount of the Interim Rent, Rental Payments and other amounts due and payable by Customer under this Lease but unpaid at the date of calculation; plus
(ii) the amount of all remaining unpaid Rental Payments for the balance of the Lease Term discounted from the respective dates such payments would be due at the rate of five percent 5% per annum; plus
(iii) the Purchase Option amount indicated on the cover page of this Lease (if no Purchase Option amount is provided, the percentage for purposes of this calculation shall be twenty (20%)), which represents
TSFC's anticipated end of Lease residual value.
19.  RETURN OF PRODUCTS. Upon the expiration of the Lease Term
(including any renewal term) or upon the early termination pursuant to Section 18 with respect to any Products, or any part or item thereof, you shall, at your own risk and expense, immediately return the Products to TSFC in the same condition as when originally delivered, ordinary wear and tear excepted, to the location designated by TSFC at your cost.
20.  FURTHER ASSURANCES. You agree to cooperate with TSFC to protect
TSFC's interests in the Products, this Lease and the amounts due under this Lease, including, without limitation, the execution of all UCC financing statements requested by TSFC. You hereby authorize TSFC
(to the extent permitted by applicable law) to file one or more UCC financing statements disclosing any security interests in the Products, this Lease and the amounts due under this Lease, without your signature or signed by TSFC as your attorney-in-fact. You agree to pay all costs for filing any financing, continuation or termination statements with respect to this Lease, including without limitation, any related documentary stamp taxes.
21. NOTICE. Any notices or demands required or permitted under this Lease must be in writing. They will be deemed given when received if
(a) delivered personally, (b) sent by confirmed telex or telecopy,
(c) sent by commercial overnight courier with written verification of receipt, or (d) sent by regular mail. Such notices shall be treated as having been received upon the earlier of actual receipt or five
(5) days after sending.
22. SEVERABILITY AND WAIVER. If any provision of this Lease shall be deemed illegal or otherwise unenforceable, in whole or in part, that provision shall be enforced only to the extent legally permitted, and the remainder of the provision and this Lease shall remain in full force and effect. TSFC's failure at any time to require your strict performance of any of the provisions of this Lease shall not waive or diminish TSFC's right thereafter to demand strict compliance with such provision or with any other provision of the Lease. TSFC's waiver of your breach of any provision of this Lease shall not operate or be construed as a waiver of any subsequent breach by you.
23. NO AGENCY. You acknowledge and agree that neither the manufacturer, Supplier, or service provider, nor any salesman, representative or other agent of the manufacturer, Supplier or service provider is an agent of TSFC. No salesman, representative or agent of the manufacturer, Supplier or service provider is authorized to waive or alter any term or condition of this Lease and no representation as to the Products or any other matter by the manufacturer, Supplier or service provider shall in any way affect Customer's duty to pay rent and perform its other obligations as set forth in this Lease.
24. CUSTOMER'S WAIVERS; LIMITATIONS. To the extent permitted by applicable law, you hereby waive any and all rights and remedies conferred upon a lessee/customer by SS10518 through 10522 of the California UCC. Any action by Customer against TSFC for any default by TSFC under this Lease shall be commenced within one (1) year after any such cause of action accrues. In no event will TSFC's liability in connection with the proper exercise of its rights upon the occurrence of one or more Events of Default exceed, in the aggregate, the Rental Payments paid by Customer to TSFC during the twelve (12) month period immediately preceding such Event of Default. This limitation is cumulative, with all payments to you for such claims or damages being aggregated to determine satisfaction of this limit. The existence of one or more claims will not enlarge this limitation on amount.
25. GOVERNING LAW. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance. You agree to submit to the jurisdiction of the state and/or federal courts in the State of California. This Lease was executed in the State of California (by TSFC having countersigned it in California) and is to be performed in the State of California by reason of the payments required to be made to TSFC in California.
26. MISCELLANEOUS. Time is of the essence with respect to this Lease. This Lease constitutes the entire understanding or agreement between TSFC and Customer and supersedes in its entirety all simultaneous or prior oral or written agreements regarding the subject matter of this Lease. A modification or amendment to this Lease shall only be binding upon the parties if made in writing and signed by both Customer and an authorized officer of TSFC in California.

Guaranty
  In consideration of Triad Systems Financial Corporation ("TSFC") entering into the Lease Agreement on the face side with the Customer identified thereon, the undersigned unconditionally guarantees to TSFC, its successors and assigns, the prompt payment, observance, and performance when due of all obligations of Customer under all leases and other financial obligations ("Guaranteed Obligations"). Capitalized terms not otherwise defined have the meanings specified in the above-referenced Lease between Customer and TSFC. TSFC shall not be required to proceed against Customer or the Products or enforce any other remedy before proceeding against the undersigned under this guaranty. The undersigned agrees to pay TSFC all attorneys' fees and expenses incurred by TSFC by reason of any default by the Customer under any agreement relating to Guaranteed Obligations and/or to enforce its rights against the undersigned under the terms of this guaranty.
  The undersigned waives any claim or other right which the undersigned might now have or hereafter acquire against the Customer or any person that is primarily or contingently liable on the obligations guaranteed hereby.
  The undersigned waives notice of acceptance hereof and all other notices or demands of any kind to which it may be entitled and consents that TSFC may, without affecting the undersigned's liability under this guaranty, compromise or release, in terms satisfactory to it or by operation of law or otherwise, any rights against Customer and other obligors and guarantors, grant extensions of time of payment to Customer; and to the transfer, sale or any other disposition of the Products and the Lease.
  Upon any default by Customer in the payment and performance of its obligations under this lease with TSFC, the liabilities and obligations of the undersigned hereunder shall, at the option of TSFC, become forthwith due and payable to TSFC upon demand and notice.
  This is a continuing guaranty and shall not be discharged or affected by death of the undersigned, shall bind the heirs, administrators, representatives, successors and assignees of the undersigned, and may be enforced by or for the benefit of, any assignee or successor of TSFC to the same extent TSFC may, itself, enforce it. THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF CALIFORNIA.


Signature (No title)                    Print Name

__________________________              _________________________

Signature (No title)                    Print Name

__________________________              _________________________


				 EXHIBIT F

			LEASE AND EQUIPMENT SCHEDULE
				     AND
			BORROWING BASE CERTIFICATE

  This Lease and Equipment Schedule and Borrowing Base
Certificate, dated as of August 29, 1995 (the "Schedule"), is made by Triad Systems Financial Corporation, a California corporation ("Grantor") in favor of The First National Bank of Boston ("FNBB").

				 Recital

  A. Pursuant to that certain Warehousing Credit Agreement dated as of August 29, 1995 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement") by and between Grantor and FNBB, FNBB has agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Credit Agreement.

  B. Grantor has executed that certain Security Agreement, dated as of August 29, 1995 in favor of FNBB (the "Security Agreement").

  C. As a condition precedent to FNBB's obligation to make Loans to Grantor, the Credit Agreement and the Security Agreement provide that FNBB must receive (1) an executed Schedule substantially in this form covering each Lease and the Equipment covered thereby which is Collateral for the Loans and (2) a current Borrowing Base Certificate.

  Now, Therefore, the parties agree as follows:
     1. Definitions and Terms
	The terms defined in the Credit Agreement and the Security Agreement have the respective meanings set forth therein and such definitions are incorporated herein by this reference. The definitions are equally applicable to both the singular and plural forms of the respective terms.

     2. Borrowing Base Certificate
	Grantor hereby certifies that:
	(a) Attached hereto as Exhibit A and incorporated herein by this reference is the Borrowing Base Certificate required pursuant to Section 5.1(d) of the Credit Agreement.

	(b) Such Borrowing Base Certificate includes a summary of the Eligible Leases which are collateral for the Loans under the Credit Agreement, including (a) the following information with respect to the Eligible Leases: the names of lessees, the master lease numbers, the lease schedule numbers (if applicable), the New Asset Value for such Eligible Leases and/or the amount of any pending leases which are Eligible Leases, and the Loan Amount with respect to such Leases, all calculated in accordance with the definition of Borrowing Base set forth in the Credit Agreement and (b) the sum of the Loan Amounts with respect to such Eligible Leases. The figures used to calculate the amounts set forth in Exhibit A for determining the Borrowing Base are true and complete as of the date hereof.

	(c) All of the Eligible Leases set forth in Exhibit A meet the definition of Eligible Lease set forth in the Credit Agreement.

	(d) All representations and warranties of the Company stated in
(i) Section 4 of the Credit Agreement and (ii) Section 4 of this Lease and Equipment Schedule with respect to each Eligible Lease set forth in Exhibit A, are true, accurate and complete in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be deemed to be made as of such date.

     3. Inclusion of Leases or Equipment Schedules and Equipment in
Collateral

     Each of the Leases listed in Exhibit A hereto together with all of the Equipment subject to each such Lease is hereby included as "Collateral", as defined in Section 1 of the Security Agreement, to the same effect as if such Lease and Equipment were expressly set forth in the definition of collateral contained in such Security Agreement.

     4. Representations and Warranties Respecting Collateral
	Grantor hereby represents and warrants with respect to the Leases and Equipment described in Section 3 above, as follows:

	(a) The principal place of business and chief executive office of Grantor and the office where Grantor keeps its records and files concerning the Leases and its original executed copies of the Leases are located at 3055 Triad Drive, Livermore, California 94550. Upon FNBB's request, Grantor will deliver to FNBB a photocopy of each of the Leases.

	(b) Grantor owns the Collateral described in Section 3 above free and clear of any lien, security interest, charge or encumbrance, except for
(i) the security interest created by the Security Agreement, (ii) the interests of the lessees under the Leases, and (iii) other Permitted Liens. Grantor has paid, caused to be paid or will cause to promptly be paid, all invoice prices, transportation and delivery costs, taxes and any acquisition or other fees relating to the Equipment. Grantor has all necessary authority to encumber and grant a security interest in the Collateral.

	(c) Each item of Equipment the ownership of which, under applicable law, is or should be evidenced by a certificate of title, will be properly titled in the name of Grantor no later than the next Funding Date after the date of this Schedule.

	(d) All information furnished or to be furnished FNBB by or on behalf of Grantor in connection with the collateral is or will be complete and accurate. Grantor shall defend and hold harmless FNBB against all persons whomsoever claiming the Collateral or any part thereof.

	(e) Grantor has received from the lessees under the Leases all such documents, schedules, agreements, Certificates of Delivery and Acceptance, certificates and other items as were required pursuant to each such Lease, and each such Lease is in the form attached to the Credit Agreement as Exhibit E, as may be modified pursuant to the Credit Agreement.

	(f) This Schedule together with the Security Agreement create a valid security interest of FNBB in the Collateral (subject only to the security interests of others referred to in (b), for so long as such security interests are permitted by the provisions of the Security Agreement), securing the payment of the Obligations, and all filings and other actions necessary to perfect and protect such security interest have been duly taken, including, without limitation, the making of all filings against the lessees under the Leases necessary to perfect Grantor's interest in the Equipment.

	(g) No consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Agency, lessee or other person or entity is required either (i) for the grant by Grantor of the security interest granted in the Security Agreement and hereby or for the execution, delivery or performance of this Schedule by Grantor or
(ii) except for the filing of a financing statement in the appropriate jurisdictions, for the perfection or exercise by FNBB of its rights and remedies hereunder.

	(h) Each Lease described in Exhibit A constitutes the valid and enforceable obligation of the lessee thereunder, enforceable against such lessee in accordance with its respective terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Each item of Equipment subject to any such Lease has been delivered to, and accepted by, the lessee under the respective Lease.
No event of default or termination, and no event which with the giving of notice or lapse of time, or both, would constitute such an event, has occurred on the part of any party under any such Lease. There does not exist in respect of any such Lease any claim, offset, defense or other right on the part of the lessee thereunder to reduce in any manner the amounts payable under such Lease.

     5. General Representations and Warranties

	(a) The representations and warranties set forth in Section 4 of the Credit Agreement are true and correct as of the date hereof, provided that the representations and warranties set forth in Section 4.6 of the Credit Agreement shall be deemed to be made with respect to the financial statements most recently delivered to FNBB.

	(b) As of the date hereof, there exists no Default under the Credit Agreement.

     6. Schedule
	This Schedule shall be construed as supplemental to the Security Agreement and shall form a part of the Security Agreement. The Security Agreement is incorporated herein by this reference. The Security
Agreement, and each and every provision thereof, remain in full force and effect and are hereby ratified, approved and confirmed.

     7. Counterparts

	This Schedule may be executed in separate counterparts, each of which when executed and delivered is an original, but all such counterparts shall together constitute the Schedule.


  In Witness Whereof, Grantor has executed this Schedule as of the 22nd day of November, 1995.

GRANTOR:                                Triad Systems Financial Corporation



					By:  RONALD D. LINDBERG
					     -------------------

					Printed Name:  Ronald D. Lindberg

					Title:  Assistant Treasurer



FNBB:                                   The First National Bank of Boston



					By:  OSCAR JALDOWSKI
					     ---------------
					Printed Name: Oscar Jaldowski

					Title: Managing Director




			Triad Systems Financial Corporation


			Borrowing Base Certification

				   $(000)


Gross lease receivables pledged to FNBB         $________________________

less Unearned Income                                    -________________

plus Residual Value                                     +________________

= Net Asset Value of leases pledged to FNBB     $________________________

less Aggregate Value of Leases pledged that
  are > 90 days past due                                -________________

less Aggregate Value of Leases
  otherwise ineligible                                  -________________

plus Aggregate Value of Pending Leases                  +________________

= Total Eligible Leases                                 =________________
  times 85% Advance Rate                                        x 0.85

= Borrowing Base Amount                                 $________________

Eligible Loan Amount (lesser of Borrowing
  Base or $12,000,000                                   $________________

Outstanding under FNBB Credit Agreement dated 8/29/95   $________________


Date:  11/22/95






				 EXHIBIT "G"


			OPERATING AND SUPPORT AGREEMENT



  OPERATING AND SUPPORT AGREEMENT entered into as of August 29, 1995 among TRIAD SYSTEMS CORPORATION, a Delaware corporation ("Triad"), TRIAD SYSTEMS FINANCIAL CORPORATION, a California corporation
("TSFC"), and THE FIRST NATIONAL BANK OF BOSTON , a national banking association ("Lender").


			       INTRODUCTION


  1. Triad is in the business of manufacturing and marketing computer systems ("System(s)"), and providing servicing therefor.

  2. TSFC is in the business of purchasing Systems for the purpose of leasing the same to the end-users thereof.

  3. TSFC has entered into a Warehousing Credit Agreement dated as of August 21, 1995, with Lender (the "Warehousing Credit Agreement") pursuant to which Lender agrees to lend to TSFC the discounted value of certain lease receivables and TSFC agrees, in order to secure repayment of such loans, to grant to Lender a security interest in such receivables, the related leased equipment and the related leases.

  NOW, THEREFORE, in consideration of the mutual covenants of the parties, it is agreed as follows:

  1. Definitions. As used herein, the following terms shall have the meanings set forth below:

     (a) "Lease"  -  as defined in Section 1 of the Warehousing
Credit Agreement.

     (b) "Customer"  -  any person who leases a System under a Lease.

     (c) "Triad" -  shall have the same meaning as set forth in
Section 1 of the Warehousing Credit Agreement.

     (d) "Obligations" - as defined in Section 1 of the Warehousing Credit Agreement.

  2. Marketing Opportunity. TSFC agrees that Triad may offer to its Customers interested in leasing a System the alternative of entering into a Lease with TSFC upon such terms as shall be fixed from time to time by TSFC. TSFC shall have and retain the right to reject any Customer interested in acquiring a System, but if TSFC and the Customer enter into a Lease with respect to a System, then Triad agrees to sell to TSFC such System on the terms and conditions hereinafter set forth.

  3. Sale of System. If TSFC and a Customer enter into a Lease with respect to a System, then Triad agrees to sell such System to TSFC to install the System at the location designated by Customer, and to provide all installation and initial services required to obtain the acceptance by Customer of said System.

  4. Price. The sales price of any System sold by Triad to TSFC in accordance with this Agreement shall be Triad's usual list price for the System, less any discount, acceptable to Triad, agreed upon in writing between TSFC and the Customer plus all insurance, transportation, customs, license, registration, sales, use, excise, or other taxes or assessments and, if applicable, all costs arising from the exportation of a System from the United States of America and its importation and sale or lease and installation into the country of destination. Such price shall include all installation, cables, instruments, and related services in connection with the normal installation of a System by Triad.

  5. Payment Terms. Triad will invoice TSFC for the sales price set forth in Paragraph 4 within ten (10) days after the date of acceptance of the System by the Customer. The invoice shall conclusively establish the sale by Triad to TSFC of all Triad's right, title and interest in and to the equipment described in the invoice. The invoice shall further constitute confirmation by Triad of the representation and warranty by Triad to TSFC and its respective successors and assigns, that (i) Triad had good and valid title to the equipment and software described in the invoice, free of all liens, security interests, encumbrances, pledges, charges and claims of any kind; (ii) Triad will defend the title to that equipment and software against all claims and demands of all persons whomsoever; and (iii) no consent by any person is required for the assignment and other transfers made by the Agreement, or, if any such consent is required, such consent has been duly obtained.

  6. Warranty. Triad warrants to TSFC and Lender only that the Systems to be delivered hereunder, at the time of delivery and for a period of ninety (90) days thereafter, will be free from defects in material and workmanship. Triad's liability under the foregoing warranty shall be limited to the repair or replacement, at its option and expense, of any defective or non conforming part of the System, F.O.B. manufacture or repair site. Triad makes no other warranty or representation to TSFC, Lender or any Customer, whether express or implied, including any implied warranties of merchantability or fitness for a particular purpose. TSFC is authorized to extend to the Customer the foregoing warranty provision and agrees that no Lease entered into by it shall contain any warranty other than the foregoing.

  7. Rescission under Triad Evaluation Agreement. Triad agrees that TSFC may include as part of the Lease with the Customer a Triad Evaluation Agreement in the form then currently in use by Triad in the marketing of Systems. If a customer exercises its right to return a System pursuant to a Triad Evaluation Agreement, the sale of the System by Triad to TSFC hereunder shall be deemed rescinded. In such event, Triad shall either pay to TSFC (or Lender, to the extent of its security interest) the purchase price paid by TSFC therefor, it being the intention of Triad and TFSC that such payment shall make TSFC whole, as if the sale of said System had not occurred, or Triad may remarket said System for TSFC (or Lender, to the extent of its security interest) at no cost to TSFC (or Lender), as Triad shall in its discretion elect.

  8. Software. Triad grants to TSFC a non-exclusive license, with the right to relicense any Customer, to use (and to assign a security interest therein to Lender) any and all software required to operate, a System sold hereunder.

  9. Patents. Triad agrees and authorizes TSFC to agree on the behalf and for the account of Triad that Triad will defend, at its own expense, any action or proceeding brought against a Customer to establish that all or part of a System (including software) constitutes an infringement of or violation of any lawful patent or copyright and will pay any damages or cost awarded therein against any Customer by reason of any such infringement, including reasonable legal fees and expenses incurred by Lender provided that Triad shall be informed in writing of any such proceeding as soon as is practicable after its commencement and given the right to control the defense thereof. If any part of the System is found by final judgment of any competent tribunal to infringe or violate any patent or copyright, and the use thereof is enjoined, then Triad shall, within ninety (90) days, at its sole election and expense, either
(i) obtain authorization for the Customer or Lender or its assignee to continue using the part thereof so enjoined, or (ii) replace the part thereof so enjoined with a comparable, non infringing part, or
(iii) modify the part thereof so enjoined to eliminate the infringement, or (iv) remove the System and repurchase the System for the unpaid portion of the purchase price or the unamortized portion of the capitalized value of the Lease related thereto, whichever is applicable. The foregoing states Triad's whole complete responsibility or liability with respect thereto.

 10. Insurance. Triad agrees to maintain adequate insurance on any System sold hereunder for the full value thereof until such date as TSFC acquires title to the System.

 11. Support.

     (a) Triad represents to Lender that it owns 100% of the stock of TSFC and agrees that it will maintain its existing control of TSFC.

     (b) Triad agrees that it will cause TSFC to comply in a timely manner with its Obligations herein and under the Warehousing Credit Agreement by making equity contributions or subordinated loans to TSFC in amounts sufficient to enable TSFC to comply with such Obligations.

     (c) TSFC and Triad authorize Lender, without notice or demand, and without affecting their respective liabilities hereunder, from time to time, to:

	 (i) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations of Lessees under Leases assigned to Lender or the Obligations or any part thereof;

	 (ii) take and hold security for such Obligations or the Obligations, and exchange, enforce, waive and release any such security; and

	 (iii) apply such security and direct the order and manner of sale thereof as Lender, in its discretion, may determine. Lender may, without notice, assign its rights in this Agreement in whole or in part.

  TSFC and Triad each waive any right to require Lender to (a) proceed against any other party, or (b) proceed against or exhaust any security held from TSFC or (c) pursue any other remedy in Lender's power whatsoever. TSFC and Triad each waive any defense arising by reason of the cessation from any cause whatsoever of the liability of any other person. Until all the Obligations of Customers under Leases assigned to Lender and the Obligations shall have been paid in full, (a) neither TSFC nor Triad and (b) TSFC and Triad waive any interest in the security held by Lender and any benefit, and any right to participate in, any security now or hereafter held by Lender.

  TSFC and Triad each waive all presentments, demands for performance, notices of non-performance, protests, notices of dishonor, and notices of acceptance of this Agreement, and each waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

     (d) Triad agrees that it shall assume all liability for, and shall indemnify and hold harmless TSFC, Lender and their respective assignees from any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including attorneys' fees, arising out of or relating to any negligent acts of TSFC claimed to have been committed in connection with the sale or lease of Systems to Customers or such assignees.

 12. Term. This Agreement shall continue in effect until terminated by mutual agreement of the parties; provided, however, that any party may terminate this Agreement upon three (3) months' written notice of such termination to the other parties, but no such termination shall have the effect of terminating any of the rights, obligations or liabilities of any party with respect to Systems theretofore sold and purchased pursuant hereto. Notwithstanding the foregoing, this Agreement shall remain in full force and effect, and may not be terminated, as long as (i) any Lease assigned by TSFC to Lender pursuant to the Warehousing Credit Agreement remains in effect or (ii) Lender has an outstanding commitment to make loans or advances to TSFC under the Wareshousing Credit Agreement.

 13. Further Assurance. The parties hereto shall cooperate with each other in the preparation and execution of such documents and the taking of such actions as may be reasonably necessary to carry out the provisions and purposes of this Agreement.

 14. Compensation.  Triad agrees to perform such services
(including billing, for the account of TSFC, of amounts due under Agreements) and provide such facilities for TSFC as are reasonably required to conduct the business of TSFC. TSFC agrees to compensate Triad for its services at reasonable fees as mutually agreed from time to time.

 15. Remarketing Support. Triad agrees to provide remarketing support to TSFC to enable them to perform their Obligations under the Warehousing Credit Agreement.

 16. Notices. All notices given or made hereunder shall be deemed to have been given when made in writing and hand delivered to, or deposited in the mail, first class postage prepaid, addressed to, the other parties as follows (or such other address as any party hereto may from time to time designate in writing to the others):

		Triad Systems Corporation
		3055 Triad Drive
		Livermore, CA  94550
		Attention:  James R. Porter, President

		Triad Systems Financial Corporation
		3055 Triad Drive
		Livermore, CA  94550
		Attention: Stanley F. Marquis, President

		The First National Bank of Boston
		435 Tasso Street, Suite 250
		Palo Alto, California 94301
		Attention:  C. Christipher McCabe, Vice President

 17. Successors; Assigns. Triad shall not assign its obligations hereunder without the consent of the other parties hereto. This
Agreement shall inure to the benefit of the successors and assigns of TSFC and Lender.

 18. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of California.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunder duly authorized as of the day and year first above written.


				TRIAD SYSTEMS CORPORATION


				By: JAMES R. PORTER

				Its: President



				TRIAD SYSTEMS FINANCIAL CORPORATION


				By: STANLEY F. MARQUIS

				Its: President



				THE FIRST NATIONAL BANK OF BOSTON

				By: OSCAR JALDOWSKI

				Its: Managing Director



				 EXHIBIT H

			  AGREEMENT OF ADMISSION
				     OF
			 ADDITIONAL SECURED PARTY
				     AND

		   AMENDMENT TO SUBORDINATION AGREEMENT


  Reference is made to that certain Subordination Agreement a copy of which is attached hereto as Exhibit "A" ("Subordination Agreement"). Terms used herein shall have the same meaning as terms defined in the Subordination Agreement.

  WHEREAS, Triad Systems Financial Corporation ("TSFC") intends to enter into a credit facility agreement ("Credit Facility") with The First National Bank Of Boston, a national banking association
("FNBB"); and

  WHEREAS, FNBB has required as a condition to entering into said Credit Facility that the aforesaid Subordination Agreement be amended to permit them to become parties thereto and to allow them to be granted the status of a "Superior Secured Party" thereunder even though TSFC may be holding physical possession of the Paper being pledged to FNBB under the Credit Facility;

  NOW, THEREFORE:

1. The undersigned Secured Parties hereby admit FNBB as an additional Secured Party to the Subordination Agreement, with all the rights and privileges thereto pertaining, subject, however, to the express terms, conditions and provisions thereof.

2. Paragraph 4 (ii) of the Subordination Agreement is hereby amended in full to read as follows:

    " (ii) this subordination shall be or become effective in each instance, and a Secured Party shall be or become a Superior Secured Party, by virtue of, and only by virtue of (except in the case of The First National Bank of Boston ("FNBB")), delivery (whether heretofore or hereafter) to the Superior Secured Party by Triad or TSFC or Orleans and possession (whether heretofore or hereafter) by such Superior Secured Party of an executed form of assignment of an item of the Paper of the Superior Secured Party and the single original executed item of the Paper (whether heretofore or hereafter), so marked, identifying or describing the property subject thereto. Notwithstanding the foregoing, TSFC may hold the original Paper on behalf of FNBB pertaining to all leases pledged as collateral to FNBB pursuant to a Warehousing Credit Agreement dated as of August 29, 1995 between the parties. Regardless whether FNBB or TSFC holds the original Paper, the parties hereto agree that FNBB shall be deemed a Superior Secured Party hereunder."

3. The agreement of FNBB to the terms, conditions and provisions of the Subordination Agreement is set forth below.

4. The assent of Triad and TSFC to this Agreement are also set forth below.

5. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement.


ASSENT:


TRIAD SYSTEMS FINANCIAL                 NORWEST  EQUIPMENT FINANCE,
CORPORATION  INC.

By: STANLEY F. MARQUIS                  By:  JUDITH VAN OSDEL
Title: President                        Title: Vice President


TRIAD SYSTEMS CORPORATION               SANWA BUSINESS CREDIT
  CORPORATION

By: STANLEY F. MARQUIS                  By:  JOHN STEINDORF
Title: Vice President Finance           Title: Senior Vice President


B A CREDIT CORPORATION                  METLIFE CAPITAL CORPORATION
By: REBECCA S. MOLLET                   By:  MANUEL G. MONTANEZ
Title: Vice President                   Title:____________________________


PITNEY BOWES CREDIT                     MITSUI VENDOR LEASING
CORPORATION                             (U.S.A.), INC.

By: ED O'KEEFE                          By: PAUL A. RENNER
Title: Vice President                   Title: President & CEO


CENTER CAPITAL CORPORATION              HELLER FINANCIAL, INC.

By: MITCHELL D. WEISS                   By:  KENNETH KATZ
Title: President & CEO                  Title: Vice President






THE FIRST NATIONAL BANK OF BOSTON

By: OSCAR JALDOWSKI
Title: Managing Director


				EXHIBIT I

			INTERCOMPANY LOAN AGREEMENT


  THIS INTERCOMPANY LOAN AGREEMENT is entered into as of August 29, 1995, by and among Triad Systems Financial Corporation, a California corporation with offices at 3055 Triad Drive, Livermore, California 94550 ("Lender") and Triad Systems Corporation, with offices at 3055 Triad Drive, Livermore, California 94550 ("Borrower").

				Recitals

  A. The Lender has entered into one certain Warehouse Credit Agreement, as borrower, with The First National Bank of Boston, as lender, on August 29, 1995 to establish a general working capital facility in the amount of Twelve Million Dollars ($12,000,000)

  B. The Lender now wishes to lend the sum of Twelve Million Dollars ($12,000,000) to its parent corporation, Triad Systems Corporation, to enable Borrower to retire Twelve Million Dollars ($12,000,000) in outstanding Senior Floating Rate Notes.

				Agreement

  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereafter set forth, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

  As used herein, the following terms have the following meanings:


  "Advance" has the meaning given to such term in Section 2.1.1(a)(1).

  "Affiliate" means with respect to any Person (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall LENDER be deemed to be an Affiliate of Borrower for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

  "Agreement" means this Intercompany Loan Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

  "Base Rate" means at any time Comerica Bank's floating commercial loan rate publicly announced from time to time by Comerica Bank at its head office as its base rate, which rate may not be Comerica
Bank's lowest domestic rate.

  "Base Rate Loan" in the singular and "Base Rate Loans" in the plural means any and all Loans with respect to which Borrower elects an interest rate based upon the Base Rate.

  "Board of Directors" means the Board of Directors of Borrower or any committee of the Board of Directors of Borrower authorized with respect to any particular matter to exercise the power of the Board of Directors of Borrower

  "Business Day" means any day which is not a Saturday, Sunday or a legal holiday under the laws of the State of California or is not a day on which banking institutions located in the State of California are authorized or permitted by law or other governmental action to close.

  "Closing Date" means the date on which all of the conditions precedent set forth in Section 2.11 to making the first Loan hereunder shall have been duly satisfied by Borrower.

  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations proposed or adopted thereunder, as the same may be in effect from time to time.

  "Commitment" means, with respect to LENDER, the amount set forth on
Schedule 1 and "Commitments" means, with respect to LENDER, all such amounts collectively, as amended from time to time upon the execution and delivery of an instrument of assignment pursuant to
Section 11.12.

  "Commitment Termination Date" means August 21, 1996.

  "Consolidated Net Worth" means, on a consolidated basis, the common stockholders, equity capital plus surplus plus retained earnings, as determined and computed according to GAAP.

  "Default" means a Potential Event of Default or an Event of Default.

  "Default Rate" means the default rate of interest set forth in
Section 2.4.

  "Effective Date" has the meaning given to such term in Section 2.1.3.

  "Employee Plan" means all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

  "Environmental Laws" means any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated) of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants, whether solid, liquid or gaseous in nature, into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, as the same may be in effect from time to time.

  "Event of Default" means any of the events set forth in Section 8.1.

  "Facility" means the revolving credit facility described in this Agreement up to an aggregate principal amount outstanding at any one time of $12,000,000.

  "First Funding Date" means the date funds are first advanced to Borrower for the first Revolving Credit Loan hereunder.

  "Funding Date" means with respect to any proposed borrowing the date funds are advanced to Borrower for any Loan.

  "GAAP" means generally accepted accounting principles as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, as consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section 7 would then be calculated in a different manner or with different components, (a) the parties hereto agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Section during the ninety (90) day period following any such change in GAAP if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

  "Governmental Agency" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

  "Hazardous Material" means any substance, (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any Environmental Law or any amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country,. the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower or any of its Subsidiaries; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCBs").

  "Indebtedness" means all liabilities, obligations and indebtedness of any and every kind and nature, including all liabilities and all obligations to trade creditors, whether now or hereafter owing, arising, due or payable, from Borrower to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness shall specifically include the following without duplication:

     (a) all amounts outstanding under this Agreement, including amounts outstanding under any and all Revolving Credit Loans or Term Loans;

     (b) all obligations or liabilities of any Person that are secured by any Lien upon property owned by Borrower, even though Borrower shall not have assumed or otherwise be liable for the payment thereof; and

     (c) all guaranty obligations, obligations under letters of credit, then financially measurable recourse obligations in connection with a securitization transaction, and other similar contingent obligations of Borrower.

  "Indemnitees" has the meaning set forth in Section 10.3.

  "Intangible Assets" means the value, as stated on the consolidated balance sheets of Borrower, of all intangible assets of Borrower as determined and computed in accordance with GAAP.

  "Interest Coverage Ratio" means, on a consolidated basis, as measured quarterly as of the last day of each fiscal quarter of Borrower for the preceding four (4) fiscal quarters, including the quarter in which such measurement date occurs, the quotient obtained by dividing
(a) the sum of Borrower's Net Income pail tax expense plus interest expense ("EBIT') by (b) interest expense, as determined and computed in accordance with GAAP.

  "Interest Period" means, as to any Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day
(or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2) or three (3) months thereafter, in each case as Borrower may elect; provided, however, that (a) no Interest Period with respect to any Loan shall end later than the date which is three (3) months after the Commitment Termination Date in the case of Revolving Credit Loans or the Term
Loan Maturity Date in the case of Term Loans, (b) if an Interest
Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day and (c) interest shall accrue from and including the first Business Day of an Interest Period to but excluding the last Business Day of such Interest Period.

  "Interest Rate Determination Date" The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Loan.

  "Loan" or "Loans" means the Revolving Credit Loans and the Term
Loans.

  "Loan Documents" mean this Agreement, the Note, and any other agreements, documents or instruments executed by Borrower to or its authorized designee evidencing or otherwise relating to the Loans and/or the Liens granted to LENDER with respect to the Loans, as the same may from time to time be amended, modified, supplemented or renewed.

  "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower and its Subsidiaries taken as a whole, or (b) Borrower's ability to pay the Obligations in accordance with the terms of this Agreement and the other Loan Documents. "Net Income" means, on a consolidated basis, as at any date of determination, for any period, net income (or loss) as determined and computed in accordance with GAAP; provided, however, that there shall be excluded from the determination of Net Income the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries.

  "New Equity" means the net cash proceeds of any sale of Stock of Borrower by Borrower.

  "Note" means the promissory note executed pursuant to Section
2.1.1(a)(1), and any and all replacements, extensions, substitutions and renewals thereof.

  "Obligations" means all loans, advances, debts, liabilities and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower to LENDER, arising under any of the Loan Documents, including, without limitation, all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note(s), agreement or other instrument. This term includes, without limitation, all principal, interest, closing fees, prepayment fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

  "Payment Date" means the fifteenth (15th) day of each calendar month.

  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

  "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default.


  "Rate Spread" means:

     (a) in the case of a Revolving Credit Loan which is a Base Rate Loan, three quarters of one percent percent (.75%);

     (b) in the case of a Term Loan which is a Base Rate Loan,three quarters of one percent (.75%);

  "Recourse Debt Ratio" means the quotient obtained by dividing the total of Borrower's Indebtedness on a recourse basis by Tangible Net Worth.

  "Responsible Officer" means any of the President, Chief Financial Officer or other employee of Borrower having authority to request
Loans or execute certificates on behalf of Borrower hereunder.

  "Revolving Credit Loan" in the singular and "Revolving Credit Loans" when used in the plural means any and all of the Revolving Credit
Loans made pursuant to Section 2.1.1.

  "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

  "Subsidiary" means, with respect to any Person, any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

  "Tangible Net Worth" means, on a consolidated basis, Borrower's
Consolidated Net Worth, less all (a) Intangible Assets and (b) amounts receivable from shareholders of Borrower.

  "Term Loan" in the singular and "Term Loans" when used in the plural means any and all of the Term Loans made pursuant to Section 2.1.2.

  "Term Loan Conversion Date" has the meaning given to such term in Section Z.1.2.

  "Term Loan Maturity Date" has the meaning given to such term in
Section 2.1.2.

  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

  All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, all of which are by this reference incorporated into this Agreement, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to a "Section," "Subsection," "Exhibit" or "Schedule" shall refer to the relevant Section or Subsection of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary.

  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary.

Section 2.  Amount and Terms of Credit.

  2.1    Commitment to Lend.

	 2.1.1 Commitment to Make Revolving Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, LENDER hereby agrees to make advances of immediately available funds to Borrower, on a revolving basis, from the Closing Date until the Business Day immediately preceding the Commitment Termination Date, in the aggregate principal amount outstanding at any time not to exceed
Twelve Million Dollars ($12,000,000).

	 (a) Advances by LENDER.

	     (1) From time to time, but not more frequently than twice in any calendar week, on the Funding Date requested by Borrower in a Borrowing Notice delivered to LENDER in accordance with Section
2.1.6, after Borrower shall have satisfied all applicable conditions precedent set forth in Section 2.11, LENDER shall make immediately available funds available to Borrower (each such advance being an "Advance") upon request, each of which shall constitute a Revolving
Credit Loan hereunder. LENDER shall immediately advance such funds to Borrower at LENDER's Livermore, California office on the Funding Date with respect to such Revolving Credit Loan. The Revolving Credit
Loans shall be evidenced by a promissory note of Borrower in substantially the form of Exhibit A (the "Note"), dated as of the Closing Date and completed with appropriate insertions.

	    (2) The obligation of LENDER to make the Revolving Credit Loans hereunder shall be limited at any time to the Maximum Availability. Nothing contained in this Agreement shall under any circumstance be deemed to require LENDER to make any Advance which, in the aggregate principal amount, taking into account the making of such Advance exceeds the sum of Twelve Million Dollars ($12,000,000).

	    (3) Amounts borrowed by Borrower hereunder may be repaid and, prior to the Commitment Termination Date and subject to the applicable terms and conditions precedent to borrowings set forth in
Section 2.11, reborrowed; provided, however, that Borrower may not repay or reborrow more than twice in any calendar week.

	    (4) Each request for a Revolving Credit Loan hereunder shall constitute a reaffirmation by Borrower and the Responsible Officer requesting the same in his or her capacity as such Responsible
Officer that the representations and warranties contained in this Agreement are true and correct in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true and correct in all material respects as of such earlier date.

	(b) The Revolving Credit Loans. Subject to the terms and conditions of this Agreement, Borrower may utilize the Commitments to request one or more of the following types of Loans (except that no more than six (6) Loans shall be outstanding at any one time):

	    (1) Base Rate Loans. Each Base Rate Loan shall be in the minimum principal amount of $400,000 and shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such Base Rate Loan shall have been fully repaid at a rate per annum equal to the sum of (l) the Base Rate plus (2) the Rate Spread, as each may fluctuate from time to time.

	    (2) Interest Payment. Interest on each Base Rate Loan outstanding hereunder shall be due and payable monthly in arrears on the last day of each calendar month with all accrued and unpaid interest being due and payable on the Commitment Termination Date. Interest on each Loan shall be due and payable on the last day of the applicable Interest Period.

  All Revolving Credit Loans, all conversions and continuations of Loans permitted under Section 2.1.7 and all repayments of principal with respect to the Revolving Credit Loans shall be evidenced by notations made by Agent in its books and records regarding the date, amount and maturity of each Revolving Credit Loan made by LENDER and the amount of each payment of principal made by Borrower with respect thereto; provdded, however, that the failure by LENDER to make such notations shall not limit or otherwise affect the obligations of Borrower with respect to the repayments of principal or payments of interest on the Revolving Credit Loans. The aggregate unpaid amount of the Revolving Credit Loans set forth on the books and records of LENDER shall be presumptive evidence of the principal amount owing and unpaid hereunder and under the Note.

	(c) Principal Repayment. The aggregate principal amount outstanding as of the Commitment Termination Date under Revolving Credit Loans shall be due and payable in full on such Commitment Termination Date, unless Borrower exercises its option under
Section 2.1.2 to convert the Revolving Credit Loans to a Term Loan.

	2.1.2 Commitment to Make Term Loans.

	(a) Option to Convert Revolving Loans to Term Loans. Provided that no Default has occurred and is continuing and upon payment in full of (i) all accrued interest on all Revolving Credit Loans then outstanding and (ii) any Commitment Fee then due and payable, Borrower may elect to convert on or prior to the Commitment
Termination Date the entire outstanding principal balance of the Revolving Credit Loans into a term loan (the "Term Loan"), subject to the terms and conditions of this Section 2.1.2. On the effective date of such conversion LENDER shall have no further obligation to make Revolving Credit Loans hereunder. Borrower shall notify LENDER in writing (the "Conversion Notice") at least thirty (30) days prior to the date set forth therein as the "Term Loan Conversion Date" of its election to convert the Revolving Credit Loans to Term Loans. The
Term Loans shall be evidenced by the Note. On the Term Loan
Conversion Date the maturity of the Note shall automatically be extended to the Term Loan Maturity Date.

	(b) Designation of Term Loans as Base Rate Loans; Interest. Subject to the terms and conditions of this Agreement, Borrower may request one or more of the following types of Term Loans (except that no more than six (6) Loans shall be outstanding at any one time):

	    (1) Base Rate Loans. Each Base Rate Loan shall be in the minimum principal amount of $400,000 and shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such Base Rate Loan shall have been fully repaid at a rate per annum equal to the sum of (1) the Base Rate plus (2) the Rate Spread, as each may fluctuate from time to time.

	    (2) Interest Payment. Interest on each Base Rate Loan outstanding hereunder shall be due and payable monthly in arrears on the last day of each calendar month with all accrued and unpaid interest being due and payable on the date which is thirty-six (36) months after the Term Loan Conversion Date (the "Term Loan Maturity Date").

  All Term Loans, all conversions and continuations of Loans permitted under Section 2.1.7 and all repayments of principal with respect to the Term Loans shall be evidenced by notations made by LENDER in its books and records regarding the date, amount and maturity of each Term Loan made by LENDER and the amount of each payment of principal made by Borrower with respect thereto; provided, however, that the failure by LENDER to make such notations shall not limit or otherwise affect the obligations of Borrower with respect to the repayments of principal or payments of interest on the Term Loans. The aggregate unpaid amount of the Term Loans set forth on the books and records of LENDER shall be presumptive evidence of the principal amount owing and unpaid hereunder and under the Note.

	(c) Principal. In addition to payments of interest and the final payment on the Term Loan Maturity Date, Borrower promises to pay to LENDER thirty-six (36) consecutive monthly installments each equal to one thirty-sixth of the original principal amount of the Term Loan, commencing on the first Payment Date after the Term Loan Conversion Date.

  2.2 Voluntary Prepayment. Loans may be prepaid without premium or penalty on the last day of any Interest Period applicable thereto and, subject to payment of amounts required pursuant to Section 2.2, may be prepaid at any other time, in each case upon three Business Days' irrevocable notice. Loans that are Base Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's irrevocable notice. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 2.2, in immediately available funds delivered to LENDER not later than 11:00 a.m., California time.

  2.3 Calculation of Interest; Post-Default Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded;
provided, however, that if a Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan. Each change in the interest rate of the Loans based on changes in the Base Rate, shall be effective on the effective date of such change and to the extent of such change. LENDER shall give Borrower notice of any such change in the Base Rate; provided, however, that any failure by LENDER to provide Borrower with notice hereunder shall not affect LENDER's right to make changes in the interest rate applicable to the Loans based on changes in the Base Rate. Upon the occurrence and during the continuation of an Event of Default, the Loans shall thereafter bear interest payable upon demand at a rate which is two percent (2.0%) above the rate of interest otherwise applicable thereto (the "Default Rate").

  2.4  Payments.

    (a) All payments of principal, interest and fees hereunder and under the Note shall be in lawful money of the United States of America in immediately available funds on the date the same shall become due and payable.

(b) All payments by Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (except as set forth below), levies, imposts, duties, charges, fees, deductions, withholdings (except as set forth below), compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding.

  2.5 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the payment of interest hereunder or under the Note.

  2.6 Application of Payments. Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by LENDER from or on behalf of Borrower, and Borrower irrevocably agrees that shall have the continuing exclusive right to apply any and all such payments against the then due and owing Obligations of Borrower as LENDER may deem advisable. In the absence of a specific determination by LENDER with respect thereto, the same shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments. LENDER is authorized to, and at its sole option may, make advances on behalf of Borrower for payment of all fees, expenses, charges, costs, principal and interest incurred hereunder or under the other Loan Documents. To the extent permitted by law, all amounts advanced by LENDER hereunder or under other provisions of the Loan Documents shall be deemed for the purpose of accruing interest thereon, as constituting a Base Rate Loan.

  2.7   Conditions Precedent to Loans.

	2.7.1 First Loan. The obligation of LENDER to make the first Loan hereunder is subject to the following conditions precedent:

	(a) LENDER shall have received in form and substance satisfactory to LENDER and its special counsel the following:

	    (1) A certified copy of the records of all actions taken by Borrower including resolutions of Borrower authorizing or relating to the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby;

	    (2) Articles of Incorporation and Bylaws and any other charter or formation documents of Borrower certified by an officer of Borrower as in full force and effect;

	(b) LENDER shall have received the Note, duly executed by Borrower, dated on or prior to the First Funding Date with appropriate insertions.

	(c) LENDER shall have received such other documents, information and items from Borrower as reasonably requested by LENDER.

	2.7.2 All Loans. The obligation of LENDER to make any Loan is subject to the following further conditions precedent hereunder that:

	(a) Borrower shall have performed all of its agreements under the Loan Documents to be performed on or before such Funding Date.

	(b) No event shall have occurred and be continuing or would result from the consummation of any Loans to be made on such Funding Date which constitutes an Event of Default or Potential Event of Default.

	(c) All representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on and as of such Funding Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date).

	(d) LENDER shall have received such other instruments and documents as LENDER may have reasonably requested from Borrower in connection with the Loans to be made on such date.

	(e) There shall have been no material adverse change in the financial condition, profits or business of Borrower, taken as a whole, in the opinion of LENDER, in its sole discretion, between the date of this Agreement and the Funding Date.

Section 3. Borrower's Representations and Warranties.

  The Borrower hereby warrants and represents to LENDER as follows, and agrees that each of said warranties and representations shall be deemed to continue until full and complete payment and performance of the Obligations and shall apply anew to each borrowing hereunder:

  3.1 Organization and Qualification. Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

  3.2 Corporate Authority. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the shareholders of the Borrower, (b) contravene any provision of the organizational or charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower presently in effect and the contravention of which would result in the occurrence of a Material Adverse Effect, (c) constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking presently in effect and bonding on the Borrower, which event of default would have a Material Adverse Effect, or (d) result in or require the imposition of any Liens on any of the properties, assets or rights of the Borrower, other than pursuant to the Loan Documents.

  3.3 Valid Obligations. This Agreement and the Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors, rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

  3.4 Consents or Approvals. The execution, delivery and performance of this Agreement and the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any Governmental Agency, or any other party, the failure of which to obtain would have a Material Adverse Effect.

  3.5 Title to Properties; Absence of Encumbrances. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it and which are material to the business of Borrower and its Subsidiaries, taken as a whole, as now conducted, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 3.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Liens except Permitted Liens or those Liens disclosed on Schedule
4.5 hereto, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

  3.6 Financial Statements. Borrower has furnished LENDER its consolidated balance sheet as of June 30, 1995(?) and its consolidated statements of income, changes in shareholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Coopers & Lybrand. Borrower has also furnished LENDER its consolidated balance sheet as of June 30, 1995 (?) and its consolidated statements of income, changes in stockholders' equity and cash flow for the six months then ended, which are hereby certified by the principal financial officer of Borrower to present fairly the financial position of Borrower and its Subsidiaries as of such dates and the results of the operations of Borrower and its Subsidiaries for such period, but subject, however, to the absence of footnotes and to normal, recurring year-end adjustments that shall not in the aggregate be material in amount to Borrower and its Subsidiaries taken as a whole. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of Borrower and its Subsidiaries as of such dates and the results of the operations of Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve an amount material to Borrower and its Subsidiaries, taken as a whole.

  3.7 Changes. Since the date of the most recent financial statements referred to in Section 3.6, there have been no changes in the assets and liabilities (taken as a whole), financial condition or business of the Borrower and its Subsidiaries, taken as a whole, that have not been otherwise disclosed to Lenders other than changes in the ordinary course of business, the effect of which has not, in the aggregate, resulted in a Material Adverse Effect.

  3.8 Defaults. As of the date of this Agreement and the Closing Date, no Default exists.

  3.9 Taxes. The Borrower and its Subsidiaries have filed all foreign, federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and its Subsidiaries have been fully paid or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP, other than where a failure to file or pay the same would not have a Material Adverse Effect.

  3.10 Litigation. There is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower, threatened, against Borrower or any of its Subsidiaries that, if adversely determined, could result in a forfeiture of all or any substantial part of the property of Borrower or Borrower and its Subsidiaries, taken as a whole, or could otherwise have a Material Adverse Effect.

  3.11 Use of Proceeds. The Borrower does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans under this Agreement will be used only for purposes not prohibited hereunder. None of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G. T. U and X. The Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

  3.12 Subsidiaries. Except as set forth on Schedule 3.12 hereto or as permitted by Section 6.4, Borrower has no Subsidiaries. The stock owned by Borrower is free and clear of all Liens. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares of such stock have been granted, and no options, warrants or similar rights with respect to such stock are outstanding.

  3.13 Investment Company Act. Neither of the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company
Act of 1940, as amended.

  3.14 Compliance with ERISA. Triad has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each of its Employee Plans and is in compliance in all material respects with the applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or an Employee Plan under Title IV of ERISA. No "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any of its Employee Plans.

  3.15  Environmental Matters.

	(a) Borrower and each of its Subsidiaries has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

	(b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed and served on Borrower or any Subsidiary, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Borrower, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by the Borrower or any of its Subsidiaries costing in excess of $100,000 per occurrence or $100,000 in the aggregate.

	(c) To the knowledge of Borrower, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of Borrower or any of its Subsidiaries and no real property now or previously owned, leased or used by Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

	(d) To the knowledge of Borrower there are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by Borrower or any of its Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such Liens or as a result of which Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

	(e) Neither of the Borrower nor any of its Subsidiaries nor, to the knowledge of Borrower, any previous owner, tenant, occupant or user of any real property owned, Leased or used by Borrower or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect;
nor to the knowledge of Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property; nor, to the knowledge of Borrower, are any Hazardous Materials presently deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in the business conducted on such property and, in such case, in compliance with all Environmental Laws except to the extent failure to comply would not have a Material Adverse Effect.

Section 4. Borrower's Affirmative Covenants.

Borrower covenants and agrees that, so long as any funds hereunder shall be available for borrowing and until payment in full of the Note, unless LENDER shall otherwise consent in writing, Borrower shall do all of the following:

  4. Records and Reports. Maintain a system of accounting in accordance with GAAP and furnish to LENDER:

	4.1.1 Audited Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a copy of the audited financial statements of Borrower's parent, Triad Systems Corporation ("Triad"), including a balance sheet, a profit and loss statement, and statement of changes in stockholders' equity and cash flow, as at the close of and for such fiscal year, all in reasonable detail and in consolidated form, and stating in comparative form the figures as at the close and for the previous fiscal year, together with the unqualified opinion thereon of a nationally recognized accounting firm. In addition, Borrower shall provide Management financial statements within 90 days of year end.

	4.1.2 Unaudited Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each quarter which is not the end of a fiscal year, a balance sheet, profit and loss statement and a statement of source and application of funds as at the close of such quarter and covering operations for the portion of Borrower's and Triad's fiscal year ending on the last day of such quarter, all in reasonable detail, in consolidated form, all prepared in accordance with GAAP on a basis consistently maintained by Borrower and Triad and certified by a Responsible Officer, subject, however, to year-end audit adjustments.

  4.2   Corporate Rights; Facilities; Conduct of Business.

	(a) Maintain and preserve in full force and effect its corporate existence and all rights, licenses, leases, qualifications, privileges, franchises and other authority (collectively, "Rights") adequate for the conduct of its business, except where the lapsing of any such Right would not have a Material Adverse Effect;

	(b) Maintain, preserve and protect its properties, assets, equipment and facilities in working order and good repair and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, except where the failure to do so would not have a Material Adverse Effect;

	(c) Maintain, preserve and protect all of its rights to enjoy and use trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations where the failure to do so would have a Material Adverse Effect; and

	(d) Conduct its business in an orderly manner without voluntary interruption.

  4.3 Taxes and Other Liabilities. Promptly pay and discharge all taxes, assessments, levies and other liabilities payable by Borrower when due and payable except such as may be (a) paid thereafter without penalty or (b) contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Borrower shall promptly notify Lenders of any material challenge, contest or proceeding pending by or against Borrower before any taxing authority.

  4.4 Compliance With Laws. Exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations, orders, writs, judgments, decrees, determinations and awards of any Governmental Agency, noncompliance with which would have a Material Adverse Effect; provided, however, that Borrower may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the opinion of LENDER, adversely affect LENDER's rights hereunder or adversely affect the priority of LENDER's Liens in and on the Collateral.

  4.5 Punctual Payment. Duly and punctually pay or cause to be paid the Obligations, including, without limitation, the principal outstanding and interest accrued on the Note and all other amounts from time to time owing hereunder, all in accordance with the terms of this Agreement and the Note.

Section 5. Events of Default and Remedies.

  5.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

	(a) Failure to pay any installment of principal under this Agreement or the Note on the date such installment shall become due and payable; or

	(b) Failure to pay any installment of interest on the Loans or any of the other Obligations of Borrower to Lenders or Agent arising under this Agreement, the Note or any of the other Loan Documents when and as the same shall become due and payable whether by acceleration or otherwise and such failure shall not have been cured within five (5) calendar days; or

	(c) Borrower defaults on the payment of any principal of or any interest on any recourse Indebtedness or Indebtedness under which the lender acquires recourse for any reason, or breaches any term of any evidence of such recourse Indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto if (i) the amount of such Indebtedness exceeds $1,000,000 in principal amount, and (ii) the effect of such breach is to permit acceleration under the applicable instrument, and such breach is neither waived by the note holder or obligee nor cured to LENDER's satisfaction, in each case within five (5) calendar days or there is an acceleration under the applicable instrument; or

	(d) Borrower fails or neglects to perform, keep or observe any covenant or provision of this Agreement or of any of the other Loan Documents or any other document or agreement executed by Borrower in connection therewith and the same has not been cured to LENDER's satisfaction within ten (10) calendar days after Borrower shall become aware thereof, whether by written notice from LENDER or otherwise; or

	(e) Any of Borrower's representations or warranties made in any Loan Document or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made; or

	(f) Borrower shall become insolvent; or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its property or business, or such a receiver, liquidator, custodian or trustee otherwise shall be appointed and shall not be discharged within sixty (60) days after such appointment; or

	(g) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower, or any order, judgment or decree shall be entered against Borrower decreeing its dissolution or division; provided, however, with respect to an involuntary petition in bankruptcy, such petition shall not have been dismissed within sixty (60) days after the filing of such petition; or

	(h) There shall have been a change in the assets, liabilities, financial condition, operations, or business of Borrower, other than changes in the ordinary course of business, which in the reasonable determination of Requisite Lenders has, either individually or in the aggregate, had a Material Adverse Effect; or

	(i) There shall be a money judgment, writ or warrant of attachment or similar process entered or filed against Borrower which is not fully covered by insurance or remains unvacated, unbonded, unstayed or unpaid or undischarged for more than sixty (60) days (whether or not consecutive) or in any event later than five (5) calendar days prior to the date of any proposed sale thereunder, which, together with all such other judgments or attachments against Borrower exceeds in the aggregate $5,000,000.

  5.2 Waiver of Default. Any Event of Default may be waived only with the written consent of LENDER. Any Event of Default so waived shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or extend to or affect any subsequent like default or impair any rights arising therefrom.

  5.3   Remedies.

	5.3.1 Exercise of Remedies. Upon the occurrence and continuance of an Event of Default, may at the option of LENDER do any one or more of the following, all of which are authorized by Borrower:

	(a) Declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

	(b) Declare all or any of the Obligations of the Borrower under this Agreement, the Note, the other Loan Documents and any other instrument executed by Borrower pursuant to such Loan Documents to be immediately due and payable, and upon such declaration such obligations so declared due and payable shall immediately become due and payable and LENDER may exercise from time to time any and all rights and remedies available to them under applicable law, provided that if such Event of Default is under part (e) or (f) of Section
4.1, then the Note shall become immediately due and payable forthwith without the requirement of any notice or other action by LENDER.

	(c) Without notice to or demand upon Borrower, make such payments and do such acts as LENDER considers necessary or commercially reasonable to protect its security interest in the Collateral (except sending out direct notification letters)l

	(d) Terminate this Agreement as to any future liability or obligation of LENDER, but without affecting its rights and security interest in the Collateral;

	(e) Exercise all of LENDER's rights under the Security Agreement;
and

	(f) Exercise in addition to all other rights and remedies granted hereunder, any and all rights and remedies granted under the Loan
Documents or otherwise available at law or in equity.

	5.3.2 Set-Off. In addition to any rights and remedies of LENDER provided by law, if an Event of Default exists, LENDER is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing from, to or for the credit or the account of Borrower against any and all Obligations owing to LENDER, then existing, irrespective of whether or not LENDER shall have made demand under this Agreement or any Loan Document.
LENDER agrees promptly to notify Borrower after any such set-off and application made by LENDER; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of LENDER under this Section 5.3.2 are in addition to the other rights and remedies (including other rights of set-off) which LENDER may have.

	5.3.3 Rights and Remedies Cumulative. LENDER's rights and remedies under this Agreement shall be cumulative. LENDER shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by LENDER of one right or remedy shall be deemed an election. No delay by LENDER shall constitute a waiver, election or acquiescence by such party.

Section 6. Expenses.

  6.1 Expenses. Borrower agrees to pay within thirty days of the date of an invoice submitted to Borrower (a) all actual and reasonable costs and expenses (including, without limitation, all reasonable attorneys' fees and allocated expenses of Agent's in-house legal staff or outside counsel) of preparation of the Loan Documents and all amendments, modifications and substitutions thereto, all costs of furnishing all opinions of counsel for Borrower (including, without limitation, any opinions requested by Agent or Requisite Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (b) all other actual and reasonable out-of-pocket expenses (including, without Limitation, all reasonable attorneys' fees and allocated expenses of Agent's in-house legal staff or outside counsel) incurred by (i) Agent in connection with the negotiation, preparation, execution and enforcement of the Loan Documents and (ii) if an Event of Default has occurred and is continuing, Lenders in connection with the enforcement of the Loan Documents; and (c) regardless of the existence of an Event of Default, all legal, appraisal, audit, accounting, consulting or other fees, costs or expenses incurred in connection with any litigation, contest, dispute, suit, proceeding or action in which (i) Borrower is a party and (ii) any Lender or Agent shall be the prevailing party (whether instituted by Lenders, Agent, Borrower or any other Person) in any way relating to the Loan Documents, or any other agreement to be executed or delivered in connection herewith. Borrower shall be liable for all fees, costs and expenses listed in this Section 10.1 whether or not the transactions contemplated by this Agreement are completed, unless the failure to complete such transactions is due solely to Lenders, or Agent's failure to comply with the terms and conditions of this Agreement.

  6.2 Taxes, etc. Borrower agrees to pay all governmental assessments, charges or taxes (except income, gross receipts, ad valorem, intangibles, franchise or other similar taxes imposed on LENDER), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of the Loan Documents or the issuance of the Note by reason of any existing or hereafter enacted federal, state or local statute, and to indemnify and hold each Lender and Agent and each and every other holder of any Note harmless against liability in connection with any such assessments, charges or taxes.

  6.3 Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless LENDER, its Affiliates, directors, officers, employees, agents and any person who controls any of them within the meaning of the Federal and State securities laws ("Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including, without limitation, in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to a breach of any of Borrower's obligations due LENDER under he Loan Documents or any agreement or instrument contemplated by the Loan Documents, except to the extent such liability arises from the willful misconduct or gross negligence of any of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that LENDER believes is covered by this indemnity, LENDER shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to LENDER. LENDER may also require Borrower to defend the matter. This obligation on the part of Borrower shall survive the payment and performance of the Obligations.

Section 7. Miscellaneous.

  7.1 Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of the Loan Documents and the making of the Loans hereunder.

  7.2 No Waiver by Agent or Lenders. No failure or delay on the part of LENDER in the exercise of any power, right or privilege hereunder, under the Note or under any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

  7.3 Notices. Except as otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as set forth on the signature pages to this Agreement or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or five (5) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated below (other than the parties hereto) to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

  7.4 Severability. In case any provision or obligation under the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

  7.5 Construction. This Agreement is the result of negotiations between and has been reviewed by each of Borrower, LENDER and their respective counsel; accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either Borrower or LENDER.

  7.6   Entire Agreement; Amendments and Waivers.

	(a) This Agreement, the other Loan Documents and any other agreement submitted in connection herewith, each dated as of the date hereof, taken together, constitute and contain the entire agreement of Borrower and LENDER and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower and LENDER agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish either Borrower's, or LENDER's actual intentions.

	(b) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by LENDER and Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by LENDER and Borrower, do any of the following:

	    (1) increase or extend the Commitment of LENDER (or reinstate any Commitment terminated as provided herein or subject LENDER to any additional monetary obligations;

	    (2) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to LENDERt hereunder or under any Loan Document;

	    (3) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document; or

	    (4) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for LENDER to take any action hereunder, except as specifically contemplated by this Agreement.

  7.7 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement, the Note or any of the other Loan Documents shall be payable without notice or demand and shall be payable in U.S.
Dollars without set-off or reduction of any manner whatsoever.

  7.8 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

  7.9 Governing Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

  7.10 Waiver of Jury Trial. LENDER AND BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY
COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY LENDER AND BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER LENDER NOR BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

  7.11 Subsequent Holders. The terms and provisions of the Loan Documents shall inure to the benefit of any assignee or transferee of the Note, and in the event of such transfer or assignment, the rights and privileges conferred in the Loan Documents upon LENDER shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

  7.12 Assignability. This Agreement, the Note and the other Loan Documents shall be bonding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein, whether by operation of law or otherwise, without the prior written consent of each Lender.

  7.13 Confidentiality. LENDER agrees to hold in trust and confidence all nonpublic information concerning the business or operation of Borrower received from Borrower and clearly marked as confidential, and to use such information only in connection with its administration of this Agreement, except with the consent of Borrower. This Section 7.13 shall survive the performance and repayment in full of the Obligations hereunder.

  7.14 Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto and thereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification thereof has been received by Borrower and LENDER.



TRIAD SYSTEMS FINANCIAL CORPORATION

By:___________________________________

Its:___________________________________



TRIAD SYSTEMS CORPORATION

By:___________________________________

Its:___________________________________




				  EXHIBIT J
			  REVOLVING CREDIT NOTE

$11,916,333                                 September 29, 1995
					    Livermore, California

  FOR VALUE RECEIVED, Triad Systems Corporation, a Delaware corporation, with offices at 3055 Triad Drive, Livermore, California ("Triad"), hereby promises to pay to the order of Triad Systems Financial Corporation, a California corporation, with offices at 3055 Triad Drive, Livermore, California ("TSFC"), or at such other place as TSFC may from time to time designate, the principle sum of Eleven Million Nine Hundred Sixteen Thousand and Three Hundred Thirty-three Dollars ($11,916,333), plus interest on the unpaid principal balance from the date of this Note until maturity at a rate equal to three quarters of one percent (.75%) per annum in excess of the rate of interest publicly announced from time to time by Comerica Bank, N.A. ("Bank") as its prime rate, which rate may not be the lowest rate of interest charged by the Bank to any of its customers, and adjusted on the first business day of each month by the Bank from time to time.

  Such interest shall (i) be computed on the basis of a year equal to 360 days; (ii) be charged for the actual number of days within the period for which interest is being charged; and be charged only on the loan principal balance and other advances at any time disbursed and not repaid. Payments shall be made in lawful money of the United States, in arrears, in immediately available funds in increments (other than the interest portion of the payment) and on the same due dates identical as the payments due from TSFC to The First National Bank of Boston under one certain Promissory Note dated August 29, 1995 in the principal sum of Twelve Million Dollars ($12,000,000).

  This Note, in principal, interest, costs and reasonable attorneys' fees, and any extension or renewal hereof, and any and every other debt, liability and obligation, direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, whether now existing or hereafter arising of Triad to TSFC shall be secured by a Credit Facility Agreement executed by Triad of even date hereof (hereafter "Agreement"), the terms and provisions of which are hereby incorporated by this reference.

  TSFC and Triad intend to conform strictly to the applicable usury laws now in force governing this transaction, and any interest payable under this Promissory Note or the Agreement, shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under applicable usury laws.

  TIME IS OF THE ESSENCE and if any payment is not made when due, TSFC at its option may declare this Note in default and at its option without notice or demand declare immediately due and payable the entire balance of this Note. In the event of a default under this Note or Agreement, interest from the date hereof shall be recalculated at a rate equivalent to the greater of (i) fourteen (14%) per annum and (ii) four percent (4%) per annum in excess of the Comerica Bank Prime Rate, and all sums due under this Note shall become immediately due and payable. In addition, if any payment is not paid within ten (10) days of its due date, there shall be a late charge of five percent (5%) of the unpaid installment assessed Triad, but in no event shall any late charge exceed an amount determined in strict accordance with any state or federal statute applicable thereto, together with other expenses necessarily incurred by TSFC by reason of default under this Note. Any default under the Agreement shall be deemed a default under this Note.

  Triad hereby waives presentment for payment, demand, notice of non-payment and demand, protest, notice and agrees that the time of payment hereof may be extended from time to time, one or more times without notice of such extension or extensions and without further consent.

  Triad may prepay this Note or any portion thereof, at any time without penalty.

  In the event of commencement of suit to enforce payment or performance of this Note, Triad shall pay TSFC such additional sums for attorneys fees and court costs, as any court of competent jurisdiction may adjudge reasonable.

  This Note shall, in all respects, be governed by the laws of the State of California.

  IN WITNESS WHEREOF, This Note is executed as of the day and year first above written.

ATTEST:                         MAKER:  TRIAD SYSTEMS CORPORATION

___________________             By:     BRUCE BLANCO

				Title:  Corporate Controller








				 EXHIBIT K

			LESSEE NOTIFICATION LETTER



To Lessee:      ________________________________
		Name
		________________________________
		Street Address
		________________________________
		City    State   Zip



  This will serve notice to you that the rentals and all other payments due from you under the Equipment Lease dated _______________________, between you and Triad Systems Financial Corporation has been assigned to THE FIRST NATIONAL BANK OF BOSTON. Until you are directed otherwise by THE FIRST NATIONAL BANK OF BOSTON, your payments should be forwarded directly to 435 Tasso Street, Suite 250, Palo Alto, California 94301, Attention: High Technology Division.

  Please sign and return the enclosed copy of this notice to Christopher McCabe, Vice President, at the address stated above.


TRIAD SYSTEMS FINANCIAL CORPORATION

By: RONALD D. LINDBERG

Title: Assistant Treasurer


THE FIRST NATIONAL BANK OF BOSTON

By: OSCAR JALDOWSKI

Title: Managing Director



The undersigned acknowledges receipt of notice of the assignment referenced above:

Lessee:________________________________

By:___________________________________

Title:__________________________________




				SCHEDULE 1

				COMMITMENTS


				  Commitment              Pro Rata Share
				  ----------              --------------

First National Bank of Boston     $12,000,000                  100%



Total                             $12,000,000                  100.0%




				Schedule 4.5


				  Liens





				  None.







				Schedule 4.12


				EXHIBIT "A"

			TRIAD SYSTEMS CORPORATION

				SUBSIDIARIES


					 STATE OR OTHER
					 JURISDICTION OF
					 INCORPORATION          CREATED OR
TYPE         NAME                        OR  ORGANIZATION        ACQUIRED
-----        -----                       -----------------     -----------

Domestic     Triad Systems
	     Financial Corporation       California               1978

Domestic     3055 Triad Dr. Corporation  California               1988

Domestic     loadSTAR Systems Inc.       New Jersey               1992

Domestic     Orleans Leasing
	     Corporation                 California               1979

Domestic     Triad International
	     Sales Corporation           California               1980

Domestic     Triad Systems
	     Integrations                California               1986

Domestic     Triad Data
	     Corporation                 California               1984

Foreign      Tridex Systems
	     Limited                     United Kingdom           1981

Foreign      Tridex Leasing
	     Limited                     United Kingdom           1993

Foreign      Triad Systems
	     Canada Limited              Canada                   1982

Foreign      Triad Systems
	     Ireland Limited             Ireland                  1992

Foreign      Triad Systems
	     France, S.A.R.L             France                   1994






				Schedule 6.7



				ERISA Plans






				    None.